SENIOR SUBORDINATED CREDIT AGREEMENT

                            dated as of April 1, 1999

                                      among

                             EXPRESS SCRIPTS, INC.,
                             a Delaware corporation,
                                  as Borrower,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                           CREDIT SUISSE FIRST BOSTON,
                   as Lead Arranger and Administrative Agent,

                                       and

                          BT ALEX. BROWN INCORPORATED,
                                 as Co-Arranger

                                TABLE OF CONTENTS

                                                                            Page

                                   SECTION 1.

                                   DEFINITIONS

1.1.   Certain Defined Terms.................................................2
1.2.   Accounting Terms; Utilization of GAAP for Purposes
          of Calculations Under Agreement; Fiscal Periods for
          Determining Compliance and Pricing.................................32
1.3.   Other Definitional Provisions and Rules of Construction...............32

                              SECTION 2.

         AMOUNTS AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES

2.1.   Bridge Loan and Bridge Note...........................................32
2.2.   Term Loan and Term Note...............................................34
2.3.   Interest on the Loans.................................................35
2.4.   Fees..................................................................38
2.5.   Prepayments and Payments..............................................38
2.6.   Use of Proceeds.......................................................43
2.7.   Special Provisions Governing Eurodollar Rate Loans....................43
2.8.   Increased Costs; Taxes; Capital Adequacy..............................46
2.9.   Obligation of Lenders to Mitigate; Replacement........................51

                              SECTION 3.

                          CONDITIONS TO LOANS

3.1.   Conditions to Bridge Loans............................................52
3.2.   Conditions to Term Loan...............................................57

                              SECTION 4.

               COMPANY'S REPRESENTATIONS AND WARRANTIES

4.1.   Organization, Powers, Qualification, Good Standing,
          Business and Subsidiaries..........................................58
4.2.   Authorization of Borrowing, Etc.......................................59
4.3.   Financial Condition...................................................60
4.4.   No Material Adverse Change; No Restricted Payments....................60
4.5.   Title to Properties; Liens............................................60
4.6.   Litigation; Adverse Facts.............................................61
4.7.   Payment of Taxes......................................................61
4.8.   Performance of Agreements; Materially Adverse Agreements;
          Material Contracts.................................................62
4.9.   Governmental Regulation; Accreditation................................62
4.10.  Securities Activities.................................................62
4.11.  Employee Benefit Plans................................................62
4.12.  Certain Fees..........................................................63
4.13.  Environmental Protection..............................................63
4.14.  Employee Matters......................................................64
4.15.  Solvency..............................................................64
4.16.  Disclosure............................................................64
4.17.  Accuracy of Representations and Warranties in the
          Definitive Acquisition Documents...................................65
4.18.  Year 2000 Compliance..................................................65

                              SECTION 5.

                    COMPANY'S AFFIRMATIVE COVENANTS

5.1.   Financial Statements and Other Reports................................65
5.2.   Corporate Existence, Etc..............................................70
5.3.   Payment of Taxes and Claims; Tax Consolidation........................70
5.4.   Maintenance of Properties; Insurance..................................71
5.5.   Inspection Rights; Lender Meeting.....................................71
5.6.   Compliance With Laws, Etc.............................................72
5.7.   Environmental Claims and Violations of Environmental Laws.............72
5.8.   Execution of Senior Subordinated Subsidiary Guaranty by
              Certain Subsidiaries and Future Subsidiaries...................72
5.9.   Year 2000 Compliance..................................................73
5.10.  Equal Security for Loans and Notes....................................73
5.11.  Take-Out Financing....................................................74
5.12.  Exchange of Term Notes................................................74
5.13.  Register..............................................................75
5.14.  Senior Subordinated Indenture; Etc....................................76
5.15.  Shelf Registration....................................................76

                              SECTION 6.

                          NEGATIVE COVENANTS

6.1.   Indebtedness..........................................................77
6.2.   Liens.................................................................80
6.3.   Restricted Payments...................................................81
6.4.   Senior Subordinated Indebtedness......................................83
6.5.   Restriction on Fundamental Changes....................................83
6.6.   Limitation on Dividend and Other Payment
          Restrictions Affecting Subsidiaries................................84
6.7.   Transactions with Stockholders and Affiliates.........................85
6.8.   Subsidiary Stock......................................................86
6.9.   Business Activities...................................................87
6.10.  Asset Sales...........................................................87
6.11.  Amendments or Waivers of Certain Documents............................87
6.12.  Amendments to Charter Documents.......................................88

                              SECTION 7.

                           EVENTS OF DEFAULT

7.1.   Failure To Make Payments When Due.....................................88
7.2    Default in Other Agreements...........................................88
7.3.   Breach of Certain Covenants...........................................89
7.4.   Breach of Warranty....................................................89
7.5.   Other Defaults Under Loan Documents...................................89
7.6.   Involuntary Bankruptcy; Appointment of Receiver, Etc..................89
7.7.   Voluntary Bankruptcy; Appointment of Receiver, Etc....................90
7.8.   Judgments and Attachments.............................................90
7.9.   Dissolution...........................................................90
7.10.  Change in Control.....................................................90
7.11.  Invalidity of Senior Subordinated Subsidiary Guaranty;
          Repudiation of Obligations.........................................90
7.12.  Failure to Consummate the Acquisition.................................91

                               SECTION 8

                             SUBORDINATION

8.1    Obligations Subordinated to Senior Debt of Company....................92
8.2    Priority and Payment Over of Proceeds in Certain Events...............92
8.3    Payments May Be Paid Prior to Dissolution.............................95
8.4    Rights of Holders of Senior Debt of Company Not To Be Impaired........95
8.5    Subrogation...........................................................96
8.6    Obligations of Company Unconditional..................................96
8.7    Lenders Authorize Administrative Agent To Effectuate Subordination....97

                              SECTION 9.

                                AGENTS

9.1.   Appointment...........................................................97
9.2.   Powers and Duties; General Immunity...................................98
9.3.   Representations and Warranties; No Responsibility for
          Appraisal of Creditworthiness......................................99
9.4.   Right to Indemnity....................................................100
9.5.   Successor Agent.......................................................100
9.6.   Subsidiary Guaranties.................................................100

                              SECTION 10.

                             MISCELLANEOUS

10.1.  Assignments and Participations in Loans...............................101
10.2.  Expenses..............................................................105
10.3.  Indemnity.............................................................105
10.4.  Set-Off...............................................................106
10.5.  Ratable Sharing.......................................................107
10.6.  Amendments and Waivers................................................108
10.7.  Independence of Covenants.............................................109
10.8.  Notices...............................................................109
10.9.  Survival of Representations, Warranties and Agreements................109
10.10  Failure or Indulgence Not Waiver; Remedies Cumulative.................109
10.11  Marshalling; Payments Set Aside.......................................110
10.12  Severability..........................................................110
10.13  Obligations Several; Independent Nature of Lenders' Rights............110
10.14  Headings..............................................................110
10.15  Applicable Law........................................................111
10.16  Successors and Assigns................................................111
10.17  CONSENT TO JURISDICTION AND SERVICE OF PROCESS........................111
10.18  WAIVER OF JURY TRIAL..................................................112
10.19  Confidentiality.......................................................113
10.20  Counterparts; Effectiveness...........................................113

SIGNATURES                                                                   S-1

Schedule 2.6      Scheduled Indebtedness
Schedule 3.1      Remaining Indebtedness
Schedule 4.1      Subsidiaries
Schedule 4.6      Litigation
Schedule 4.8      Material Contracts
Schedule 6.1      Permitted Indebtedness
Schedule 6.2      Permitted Liens
Schedule 6.3      Permitted Investments

Exhibit I         Form of Notice of Borrowing
Exhibit II        Form of Bridge Note
Exhibit III       Form of Notice of Conversion
Exhibit IV        Form of Term Note
Exhibit V         Form of Compliance Certificate
Exhibit VI-A      Form of Opinion of Thomas Boudreau, Esq.,
                    General Counsel of Company
Exhibit VI-B      Form of Opinion of Simpson Thacher & Bartlett,
                     special New York counsel for Loan Parties
Exhibit VII       Form of Opinion of Cahill Gordon & Reindel, Counsel to Agents
Exhibit VIII      Form of Assignment Agreement
Exhibit IX        Form of Certificate Re Non-Bank Status
Exhibit X         Form of Senior Subordinated Subsidiary Guaranty
Exhibit XI        Form of Solvency Certificate

                              EXPRESS SCRIPTS, INC.

                      SENIOR SUBORDINATED CREDIT AGREEMENT


     This SENIOR SUBORDINATED CREDIT AGREEMENT is dated as of April 1, 1999 and entered into by and among EXPRESS SCRIPTS, INC., a Delaware corporation ("Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York Branch ("CSFB"), as lead arranger (in such capacity, the "Lead Arranger"), and administrative agent (in such capacity, the "Administrative Agent").

                                 R E C I T A L S

     WHEREAS, Company intends to (i) acquire (the "Acquisition") all the issued and outstanding shares of capital stock of Diversified Pharmaceutical Services, Inc. ("DPS"), a subsidiary of SmithKline Beecham Corporation (the "Seller"), pursuant to an acquisition agreement between Company and Seller (the "DPS Acquisition Agreement") and (ii) refinance (the "Refinancing"), in connection with the Acquisition, certain of Company's existing indebtedness;

     WHEREAS, Company desires that Lenders extend credit in the form of a $150.0 million senior subordinated credit facility;

     WHEREAS, the proceeds of the Loans made on the Closing Date, together with borrowings of $890.0 million under the Senior Secured Credit Agreement, are to be used (i) to finance the Acquisition, (ii) to consummate the Refinancing and
(iii) to pay fees and expenses related to the Acquisition and the Refinancing;

     WHEREAS, all of the domestic Subsidiaries of Company, excluding Practice Patterns Science, Inc., Great Plains Reinsurance Company, ValueRx of Michigan, Inc., and other Subsidiaries consented to by the Requisite Lenders from time to time (collectively, the "Exempt Subsidiaries"), have agreed, on a senior subordinated basis, to guarantee the Obligations hereunder and under the other Loan Documents;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agents agree as follows:


                                   SECTION 1.

                                   DEFINITIONS


                  1.1.     Certain Defined Terms

     The following terms used in this Agreement shall have the following meanings:

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of Company or at the time it merges or consolidates with Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of Company or such acquisition, merger or consolidation.

     "Acquisition" has the meaning assigned to that term in the recitals to this Agreement.

     "Adjusted Eurodollar Rate" means, with respect to any Eurodollar Rate Loans for any Interest Period, an interest rate per annum equal to the product of (a) the Eurodollar Rate in effect for such Interest Period and (b) Statutory Reserves.

     "Administrative Agent" has the meaning assigned to that term in the preamble to this Agreement.

     "Affected Lender" has the meaning assigned to that term in subsection 2.7C.

     "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. For purposes of subsection 6.7, beneficial ownership of 5.0% or more of any class of equity Securities of Company or any of its Subsidiaries shall be deemed control.

     "Affiliate Transaction" has the meaning assigned to such term in subsection 6.7(a).

     "Agents" means, collectively, the Administrative Agent, the Lead Arranger and the Co-Arranger and also any successor Agents appointed pursuant to subsection 9.5.

     "Aggregate Amounts Due" has the meaning assigned to such term in subsection 10.5.

     "Agreement" means this Senior Subordinated Credit Agreement dated as of April 1, 1999, as it may be amended, supplemented or otherwise modified from time to time.

     "Alternate Base Rate" means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

     "Alternate  Base  Rate  Loans"  means  Loans  bearing   interest  at  rates
determined by reference to the Alternate Base Rate.

     "Applicable Rate" means for each Interest Period the Eurodollar Rate then in effect or if, in accordance with the provisions of subsection 2.7B or C, certain Eurodollar Rate Loans are converted into Alternate Base Rate Loans, the Alternate Base Rate in effect from time to time.

     "Applicable Spread" means 5.0% for the period from and including the Closing Date and to but excluding the 90th day following the Closing Date and for each subsequent 90-day period the Applicable Spread in effect for the immediately preceding 90-day period plus 0.50%.

     "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Asset Acquisition" means (a) an Investment by Company or any Subsidiary of Company in any other Person pursuant to which such Person shall become a Subsidiary of Company, or shall be merged with or into Company or any Subsidiary of Company, or (b) the acquisition by Company or any Subsidiary of Company of the assets of any Person (other than a Subsidiary of Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than Company or a Wholly Owned Subsidiary of Company of (a) any Capital Stock of any Subsidiary of Company; or (b) any other property or assets of Company or any Subsidiary of Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which Company or its Subsidiaries receive aggregate consideration of less than $500,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Company as permitted under subsection 6.5A and (iii) a disposition consisting of a Permitted Investment or Restricted Payment permitted under subsection 6.3 hereof.

     "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit VIII annexed hereto.

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

     "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of the Bankruptcy Code, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debt.

     "Board of Directors" means, as to any Person, the board of directors or management or supervisory board of such Person, as the case may be, or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

     "Bridge Loan" has the meaning assigned to such term in subsection 2.1A.

     "Bridge Loan Commitment" has the meaning assigned to such term in subsection 2.1A.

     "Bridge Note" has the meaning assigned to such term in subsection 2.1D.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Missouri or London, England, or is a day on which banking institutions located in any such jurisdiction are authorized or required by law or other governmental action to close.

     "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and including any warrants, options or rights to acquire any of the foregoing and instruments convertible into any of the foregoing, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash" means money, currency or a credit balance in a demand, time, savings, passbook or like account, other than an account evidenced by a negotiable certificate of deposit.

     "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that
(a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

     "Certificate Re Non-Bank Status" means a certificate substantially in the form of Exhibit IX annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.8B(iii).

     "Change of Control" means the occurrence of any Person or any two or more Persons acting in concert (other than New York Life and its Affiliates) having acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 20% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; provided that the acquisition of shares of Common Stock of Company owned by New York Life and its Affiliates by one or more Persons from time to time shall not be a Change of Control.

     "Change of Control Date" has the meaning assigned to that term in subsection 2.5A(iv)(a).

     "Change of Control Offer" has the meaning assigned to that term in subsection 2.5A(iv)(a).

     "Closing Date" means the date on which the Bridge Loans are made.

     "Co-Arranger" has the meaning assigned to that term in the preamble to this Agreement.

     "Commitments" means the commitments of Lenders to make the Bridge and Term Loans as set forth in subsections 2.1A and 2.2A.

     "Company" has the meaning assigned to that term in the preamble to this Agreement.

     "Compliance  Certificate" means a certificate  substantially in the form of
Exhibit V annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 5.1(iii).

     "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense,
(iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) other non-cash items incurred in the ordinary course of business reducing Consolidated Net Income not in excess of 10% of Consolidated Net Worth and (vii) for any period that includes Fiscal Quarters ending on or prior to March 31, 2000, retention bonuses in an aggregate amount up to $10.0 million to the extent actually paid or accrued in such period to key employees of DPS less other non-cash items increasing Consolidated Net Income for such period, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP. "Consolidated Fixed Charge Coverage Ratio" means the ratio of Consolidated EBITDA during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of Company or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Company or one of its Subsidiaries
(including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If Company or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if Company or any Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness; provided, however, that where Company and one or more of its Subsidiaries are, or two or more of Company's Subsidiaries are, liable for the same Indebtedness, whether as principal or guarantors, the above sentence shall be calculated to avoid duplication. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) to the extent not included in Consolidated Interest Expense, the product of (x) the amount of all dividend payments on any series of Preferred Stock of Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of Company, expressed as a decimal.

     "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under Interest Swap Obligations.

     "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan.

     "Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

     "Contingent Obligations" shall mean, as to any Person, without duplication, any obligation of such Person guaranteeing or expressly intended to guarantee by its terms any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any "keep-well" or "make-well" agreement, guarantee of return on equity or other obligation of such Person and including any obligation of such Person, whether or not contingent, to (a) purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation such not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligations shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and
(b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable or not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing Persons maximum reasonable anticipated liability in respect thereof as determined by Company reasonably and in good faith.

     "Contractual Obligation", as applied to any Person, means any Security issued by that Person or any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "Conversion Date" means the one year anniversary of the Closing Date or such later date to which the Conversion Date may be extended pursuant to subsection 3.2D.

     "CSFB" has the meaning assigned to such term in the preamble to this Agreement.

     "CSFBC" has the meaning assigned to such term in the definition of "Take-Out Banks."

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Company or any Subsidiary of Company against fluctuations in currency values.

     "Default" means an event or condition, the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Definitive Acquisition Documents" has the meaning assigned to that term in subsection 3.1L of this Agreement.

     "Demand Take-Out Securities" means any of (i) the senior subordinated notes of Company issued under an indenture satisfying the definition of Senior Subordinated Indenture (the "Take-Out Debt Securities"), (ii) the Preferred Stock of Company (the "Take-Out Preferred Stock") or (iii) the Class A Common Stock, par value $.01 per share of Company (the "Take-Out Common Stock"), in each case the proceeds of which shall be used to prepay the Bridge Notes in whole or in part.

     "Designated Senior Debt" means (i) Indebtedness under or in respect of the Senior Secured Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by Company.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to, in the case of the issuance of Disqualified Capital Stock prior to the Conversion Date, the final maturity date of the Bridge Notes, and in the case of the issuance of Disqualified Capital Stock on or after the Conversion Date, the final maturity date of the Term Notes.

     "Dollars" and the sign "$" mean the lawful money of the United States.

     "DPS" has the meaning assigned to that term in the recitals to this Agreement.

     "DPS Acquisition Agreement" has the meaning assigned to such term in the recitals to this Agreement.

     "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (B) any Lender and any Affiliate of any Lender or any SPV; provided that no Affiliate of Company shall be an Eligible Assignee.

     "Employee  Benefit  Plan" means any  "employee  benefit plan" as defined in
Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

     "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), in each case in writing, by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health or safety, as relating to the environment, natural resources or the environment.

     "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other binding requirements of governmental authorities relating to (i) environmental matters, (ii) any activity, event or occurrence involving Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or, as relating to the environment, the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the
Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor ----- thereto.

     "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section  414(b) of the  Internal  Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

     "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;
(iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan that results in liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(ix) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan, provided that such imposition is not otherwise a "reportable event."

     "Eurodollar Business Day" means any day (i) excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such State are authorized or required by law, or other governmental action to close and (ii) on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

     "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan for any Interest Period, the rate per annum determined by Administrative Agent at approximately 11:00 a.m., London time, on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates) for a period equal to such Interest Period, provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Rate" shall be the interest rate per annum determined by Administrative Agent equal to the rate per annum at which deposits in dollars are offered for such Interest Period by Administrative Agent in the London interbank market in London, England at approximately 11:00 a.m., London time, on the date which is two Business Days prior to the beginning of such Interest Period. "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate.

     "Event of Default" means each of the events set forth in Section 8.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "Exchange Notes" has the meaning assigned to such term in subsection 5.12.

     "Exchange  Request"  has the meaning  assigned  to such term in  subsection
5.12.

     "Exempt Subsidiaries" has the meaning assigned to such term in the recitals to this Agreement.

     "Existing Credit Agreement" means that certain Credit Agreement dated as of April 1, 1998 by and among Company, the lenders named therein and Bankers Trust Company, as administrative agent, as amended from time to time prior to the Closing Date.

     "Exposure"   means,   with  respect  to  any  Lender  as  of  any  date  of
determination (i) prior to the funding of the Bridge Loans, such Lender's Commitment and (ii) after the funding of the Bridge Loans, the outstanding principal amount of the Loan of that Lender.

     "Express Online" means Express Online, Inc.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Administrative Agent.

     "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

     "Fee Letter" means the fee letter dated as of February 8, 1999 by and between Company and CSFB relating to certain fees payable by Company in respect to the Agreement.

     "Financial Plan" has the meaning assigned to that term in subsection 5.1(xii).

     "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

     "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

     "Fixed  Rate" means a rate of interest  per annum equal to the  greatest of
(i) the interest rate on the outstanding Term Loans immediately preceding the delivery of the notice specified in subsection 2.3A(ii) with respect to such Term Loans, (ii) the Ten Year U.S. Treasury Rate (on the first date notice is given to Administrative Agent pursuant to subsection 2.3A(ii) to convert any portion of the Floating Rate Loan to a Fixed Rate Loan) plus 5.0% and (iii) the CSFBC Single-B High Yield Index Rate (on the first date notice is given to Administrative Agent pursuant to subsection 2.3A(ii) to convert any portion of a Floating Rate Loan to a Fixed Rate Loan) plus 2.0%.

     "Fixed Rate Loans" mean Loans described in subsection 2.3A(ii).

     "Fixed Rate Spread" means 0.50% for the period from and including the first date notice is given to Administrative Agent pursuant to subsection 2.3A(ii) to convert any portion of a Floating Rate Loan into a Fixed Rate Loan and to but excluding the 90th day following such date and for each subsequent 90-day period the Fixed Spread in effect for the immediately preceding 90-day period plus 0.50%.

     "Floating Rate Loans" means the loans described in subsection 2.3A(i).

     "Funding and Payment Office" means (i) the office of Administrative Agent located at Eleven Madison Avenue, New York, New York 10010 or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

     "Funding Date" means the date of the funding of a Loan.

     "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination, provided that, if Company notifies Administrative Agent that Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until the earliest of (i) the withdrawal of such notice,
(ii) the amendment of such provision in accordance herewith, or (iii) 180 days after such notice has been given.

     "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

     "Grace Period" has the meaning assigned to such term in subsection 3.2.D.

     "Granting  Lender"  has the  meaning  assigned  to such term in  subsection
10.1E.

     "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any friable asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to Environmental Laws.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver increases the principal thereof or interest rate or premium payable thereon; provided, further, that any Indebtedness of a Person existing at the time such Person becomes (after the Closing Date) a Subsidiary of Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary of Company.

     "Indebtedness" means with respect to any Person, without duplication, (i) all indebtedness, obligations and liabilities of such Person for borrowed money,
(ii) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all obligations and liabilities of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all indebtedness, obligations and liabilities under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 60 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all indebtedness, obligations and liabilities for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all indebtedness, obligations and liabilities of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the fair market value of such property or asset or the amount of the Indebtedness so secured, (viii) the net amount of all indebtedness, obligations and liabilities under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Indemnified Liabilities" has the meaning assigned to such term in subsection 10.3.

     "Indemnitee" has the meaning assigned to that term in subsection 10.3.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Company and (ii) which, in the judgment of the Board of Directors of Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Request Date" has the meaning assigned to such term in subsection 5.11.

     "Interest Period" has the meaning assigned to such term in subsection 2.3E.

     "Interest  Rate  Determination  Date"  means,  with respect to any Interest
Period, the second Eurodollar Business Day prior to the first day of such Interest Period.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Company or such Subsidiary, as the case may be. For the purposes of subsection 6.3 hereof, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends, distributions, interest payments or repayments of loans or advances in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends, distributions, interest payments, repayment of loans or advances or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends, distributions, interest payments or repayment of loans or advances or receipt of any such amounts would be included in Consolidated Net Income. If Company or any Subsidiary of Company sells or otherwise disposes of any Common Stock of any direct or indirect
Subsidiary of Company such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of Company, Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Subsidiary not sold or disposed of.

     "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Loan  Documents"  means this Agreement,  the Bridge Notes, the Term Notes,
the  Senior   Subordinated   Subsidiary   Guaranty,   the  Exchange  Notes,  the
Registration Rights Agreement and the Senior Subordinated Indenture.

     "Loan Party" means each of Company and the Subsidiary Guarantors and "Loan Parties" means all such Persons, collectively.

     "Loans" means, collectively, Bridge Loans and Term Loans as each may be outstanding.

     "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Material Adverse Effect" means (i) a material adverse effect upon the business, assets, financial position, operations, or results of operations of Company and its Subsidiaries taken as a whole or (ii) the material impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

     "Material Contract" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) which is (i) listed on Schedule 4.8 as of the date hereof or (ii) filed by Company or any of its Subsidiaries with the Securities and Exchange Commission.

     "Maturity Date" has the meaning assigned to such term in subsection 2.2D.

     "Maximum Cash Interest Rate" means an interest rate of 14% per annum; provided that in computing such interest rate, fees paid to the Lenders shall not be deemed an interest payment.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer   Plan"  means  any   Employee   Benefit  Plan  which  is  a
"multiemployer plan" as defined in Section 3(37) of ERISA.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements and (c) appropriate amounts to be provided by Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Net Securities Proceeds" has the meaning assigned to such term in subsection 2.5A(ii)(c).

     "New York Life" means NYLIFE HealthCare Management, Inc., an indirect subsidiary of New York Life Insurance Co., a mutual life insurance company organized and existing under the laws of the State of New York.

     "Non-US Lender" has the meaning assigned to such term in subsection 2.8B(iii)(a).

     "Notes" means, collectively, the Bridge Notes and the Term Notes.

     "Notice of Borrowing" means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B.

     "Notice of Conversion" means a notice substantially in the form of Exhibit III annexed hereto with respect to a proposed conversion.

     "Obligations" means all obligations of every nature of each Loan Party from time to time owed to the Lenders and the Agents under this Agreement, whether for principal, reimbursements, interest, fees, expenses, indemnification or otherwise.

     "Offer Payment Date" has the meaning assigned to such term in such term in subsection 2.5A(iv)(c)(3).

     "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer.

     "Original Bridge Notes" has the meaning assigned to such term in subsection 2.1D.

     "Original Term Notes" has the meaning assigned to such term in subsection 2.2E.

     "Payment Blockage Period" has the meaning assigned to such term in subsection 8.2B.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

     "Permitted Indebtedness" shall have the meaning assigned to such term in subsection 6.1.

     "Permitted Investments" means (i)(a) prior to the Conversation Date, Investments by Company or any Subsidiary of Company in Subsidiaries of Company or Joint Venture and described on Schedule 6.3 and Investments by Company or any Subsidiary of Company in any Person that is or will become immediately after such Investment a Wholly Owned Subsidiary of Company or that will merge or consolidate into Company or a Wholly Owned Subsidiary of Company, and (b) after the Conversion Date only, Investments by Company or any Subsidiary of Company in any Person that is or will become immediately after such Investment a Subsidiary of Company or that will merge or consolidate into Company or a Subsidiary of Company; (ii) Investments in Company by any Wholly Owned Subsidiary of Company; provided, however, that any Indebtedness evidencing such Investment is unsecured and subordinated in right of payment, pursuant to a written agreement, to Company's obligations under the Loan Documents; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $2.0 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Company's or its Subsidiaries' businesses and otherwise in compliance with this Agreement; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by Company or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with subsection 6.10 hereof; and (viii) guarantees of Indebtedness permitted to be incurred under subsection
6.1 hereof.

     "Permitted Liens" means the following types of Liens:

     (i) Liens for taxes,  assessments or governmental  charges or claims either
(a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

     (ii) statutory Liens of landlords or of mortgagees of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

     (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

     (vi) any interest or title of a lessor under any lease permitted by this Agreement; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such lease or other property subject to a Permitted Lien held by the lien holder of such lease;

     (vii) Liens to finance property or assets (including the cost of construction) of Company or any Subsidiary of Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets (including the cost of construction) and shall not be secured by any property or assets of Company or any Subsidiary of Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction;

     (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Company or any of its Subsidiaries, including rights of offset and set-off;

     (xi)  Liens  securing  Interest  Swap  Obligations,   which  Interest  Swap
Obligations relate to Indebtedness that is otherwise permitted to be incurred hereunder;

     (xii) Liens securing Indebtedness under Currency Agreements otherwise permitted under subsection 6.1;

     (xiii) Liens securing Acquired Indebtedness Incurred in accordance with subsection 6.1 hereof; provided, however, that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Company or a Subsidiary of Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Company or a Subsidiary of Company and (B) such Liens do not extend to or cover any property or assets of Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Company or a Subsidiary of Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Company or a Subsidiary of Company;

     (xiv) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;

     (xv) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Company and its Subsidiaries;

     (xvi)  Liens  arising  from  filing  Uniform   Commercial   Code  financing
statements regarding leases;

     (xvii) Liens in favor of customs and revenues authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

     (xviii) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries;

     (xix) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary;

     (xx) Liens imposed by Environmental Laws to the extent not in violation of any of the representations, warranties or covenants in respect of Environmental Laws made by Company in this Agreement; and

     (xxi) Liens incurred in the ordinary course of business of Company or any Subsidiary of Company after the Conversion Date with respect to obligations that do not exceed $15.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Company or such Subsidiary.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

     "PIK Interest Amount" has the meaning assigned to such term in subsection 2.3B.

     "Practice Patterns Science" means Practice Patterns Science, Inc.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Prime Rate" means the rate that CSFB announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to any Commitment or any Loan of any Lender, the percentage obtained by dividing (x) the Exposure of that Lender by (y) the aggregate Exposure of all Lenders.

     "Proceedings" has the meaning assigned to such term in subsection 5.1(ix).

     "Purchase Money Obligations" of any Person means any obligations of such Person or any of its Subsidiaries to any seller or any other Person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such Person or any of its Subsidiaries within 90 days of such purchase.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock or that is not Indebtedness that is convertible or exchangeable into Capital Stock.

     "Reference  Date"  has the  meaning  assigned  to such  term in  subsection
6.3(a).

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by Company or any Subsidiary of Company of Indebtedness Incurred in accordance with subsection 6.1 hereof (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii),
(ix), (x), (xi), (xii), (xiii), (xv) or (xvi) of such subsection) and Indebtedness permitted under subsection 6.1(iii) hereof, in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness being Refinanced is Indebtedness solely of Company, then such Refinancing Indebtedness shall be Indebtedness solely of Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Loans and Notes, then such Refinancing Indebtedness shall be subordinate to the Loans and Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Register" has the meaning set forth in subsection 5.13.

     "Registration Rights Agreement" means a registration rights agreement containing terms and provisions typical for high yield financings and as specified by subsection 5.15 and such other terms and provisions as are reasonably satisfactory to Lead Arranger and Company.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Replacement Assets" has the meaning set forth in subsection 2.5A(ii).

     "Replacement Lender" shall have the meaning assigned to such term in subsection 2.9B.

     "Replaced Lender" shall have the meaning assigned to such term in subsection 2.9B.

     "Request" has the meaning assigned to such term in subsection 5.11.

     "Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate principal amount of the Notes outstanding; provided, however, that at any time that CSFB holds more than a majority of the outstanding principal amount of the Notes, Requisite Lenders shall include Bankers Trust Corporation in addition to CSFB so long as Bankers Trust Corporation holds at least 30% of the outstanding principal amount of the Notes.

     "Restricted Payment" has the meaning set forth in subsection 6.3(a).

     "Revolving Loan Facility" means the revolving loan facility under the Senior Secured Credit Agreement.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Company or a Subsidiary of any property, whether owned by Company or any Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Indebtedness" has the meaning set forth in subsection 2.6.

     "SEC" has the meaning assigned to such term in subsection 5.1(vii).

     "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

     "Seller" has the meaning assigned to that term in the recitals to the Agreement.

     "Senior Debt" means the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), fees and expenses on any Indebtedness of Company, whether outstanding on the Closing Date or thereafter created, incurred, assumed or guaranteed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Loans and Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all obligations of every nature under the Senior Secured Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Closing Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of Company to a Subsidiary of Company, (ii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of either of Company or any of its Subsidiaries (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by Company, (vi) Indebtedness to the extent incurred in violation of subsection
6.1 hereof, (vii) Indebtedness which, when incurred and without respect to any election under subsection 1111(b) of Title 11, United States Code, is without recourse to Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of Company.

     "Senior Secured Credit Agreement" means the Credit Agreement dated as of April 1, 1999, among Company, as borrower, the lenders party thereto in their capacities as lenders thereunder and CSFB, as lead arranger administrative agent and collateral agent, Bankers Trust Company, as syndication agent, The First National Bank of Chicago, as co-documentation agent, and Mercantile Bank, N.A., as co-documentation agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, replaced, refinanced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by subsection 6.1 hereof) or adding or deleting Subsidiaries of Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Senior Subordinated Indenture" means an indenture between Company, the Subsidiary Guarantors and a trustee, in the case of an indenture for Exchange Notes, containing terms and provisions typical for high yield financings, and containing the negative covenants applicable to Company and its Subsidiaries after the Conversion Date, the events of default after the Conversion Date, the subordination provisions and the subsidiary guarantees substantially similar to the provisions of Sections 6, 7, 8, and the Senior Subordinated Subsidiary Guaranty, respectively, and, in the case of an indenture for Take-Out Debt Securities, subject to subsection 5.11 hereof, containing terms and provisions typical of the high yield market practice at such time and in light of the financial condition and prospects of Company (with such changes therein as are reasonably satisfactory to Take-Out Banks and Company, and, at such time as notes issued thereunder are sold in a public offering, with other appropriate changes to reflect such public offering). The bank or trust company acting as trustee under the Senior Subordinated Indenture shall at all times be a corporation organized and doing business under the laws of the United States of America or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has a combined capital and surplus of not less than $50.0 million.

     "Senior Subordinated Subsidiary Guaranty" means the Senior Subordinated Subsidiary Guaranty executed and delivered by existing Subsidiaries of Company on the Closing Date and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 5.8, substantially in the form of Exhibit X annexed hereto, as such Senior Subordinated Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

     "Shelf Registration" shall have the meaning assigned to such term in subsection 5.15.

     "Solvent" means, with respect to any Person, that as of the date of determination (i) the then fair saleable value of the property of such Person, including without limitation any rights of subrogation and contribution, is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "SPV" has the meaning given to such term in subsection 10.1E.

     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subordinated Indebtedness" means Indebtedness of Company or any Subsidiary Guarantor which is expressly subordinated in right of payment to the Loans or the Senior Subordinated Subsidiary Guaranty of such Subsidiary Guarantor, as the case may be.

     "Subsequent Bridge Note" has the meaning assigned to such term in subsection 2.1D.

     "Subsequent Term Note" has the meaning assigned to such term in subsection 2.2E.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, however, that Diversified NY IPA, Inc. and Diversified Pharmaceutical Services (Puerto Rico) Inc. shall not be deemed Subsidiaries of Company for all purposes of this Agreement but shall be deemed Affiliates of Company.

     "Subsidiary Guarantor" means any Subsidiary of Company that executes and delivers a counterpart of the Senior Subordinated Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 5.8, but in any event excluding the Exempt Subsidiaries.

     "Surviving Entity" has the meaning assigned to such term in subsection 6.5.

     "Take-Out Banks" means Credit Suisse First Boston Corporation ("CSFBC") and
BT  Alex.  Brown  Incorporated  and  other  financial  institutions   reasonably
acceptable to both Company and CSFBC.

     "Take-Out Securities" means any Securities of Company and/or the Subsidiary Guarantors the proceeds of which are used to repay the Loans, Notes and all other Obligations in full, which Take-Out Securities shall include, without limitation, the Demand Take-Out Securities.

     "Take-Out Securities Notice" has the meaning assigned to such term in subsection 5.11.

     "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the Overall Net Income" of a Person shall be construed as a reference to a tax imposed by one of: the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

     "Ten Year U.S. Treasury Rate" means (i) the rate borne by direct obligations of the United States maturing on the tenth anniversary of the Closing Date and (ii) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct obligations of the United States maturing closest to, but straddling, the tenth anniversary of the Closing Date, in each case as published by the Board of Governors of the Federal Reserve System.

     "Term  Loan" shall have the  meaning  assigned  to such term in  subsection
2.2A.

     "Term Loan Commitment" shall have the meaning assigned to such term in subsection 2.2A.

     "Term Loan Facilities" shall mean one or more term loan facilities under the Senior Secured Credit Agreement.

     "Term Notes" has the meaning assigned to such term in subsection 2.2E.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "Wholly  Owned  Subsidiary"  shall mean a  Subsidiary  of which  securities
(except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, directly or indirectly, by Company or one or more Wholly Owned Subsidiaries.

     1.2. Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement; Fiscal Periods for Determining Compliance and Pricing

     A. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and (xii) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(iv)).

     1.3. Other Definitional Provisions and Rules of Construction

     A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

     B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

     C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.


                                   SECTION 2.

              AMOUNTS AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES


     2.1. Bridge Loan and Bridge Note

     A. Bridge Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, the Lenders hereby agree to lend to Company on the Closing Date $150.0 million in the aggregate (the "Bridge Loan"), each such Lender committing to lend the amount set forth next to such Lender's name on the signature pages hereto. The Lenders' commitments to make the Bridge Loan to Company pursuant to this subsection 2.1A are herein called individually, the "Bridge Loan Commitment" and collectively, the "Bridge Loan Commitments."

     B. Notice of Borrowing. When Company desires to borrow under this subsection 2.1, it shall deliver to Administrative Agent a Notice of Borrowing substantially in the form of Exhibit I hereto no later than 11:00 A.M. (New York time), at least three Eurodollar Business Days in advance of the Closing Date or such later date as shall be agreed to by Administrative Agent. The Notice of Borrowing shall specify the applicable date of borrowing (which shall be a Eurodollar Business Day). Upon receipt of such Notice of Borrowing, Administrative Agent shall promptly notify each Lender of its share of the Bridge Loan and the other matters covered by the Notice of Borrowing.

     C. Disbursement of Funds.

     (i) No later than 12:00 Noon (New York time) on the Closing Date, each Lender will make available its pro rata share of the Bridge Loan requested to be made on such date in the manner provided below. All amounts shall be made available to Administrative Agent in U.S. dollars in immediately available funds at the Funding and Payment Office and Administrative Agent promptly will make available to Company by depositing to an account designated by Company at the Funding and Payment Office the aggregate of the amounts so made available in the type of funds received. Unless Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to Administrative Agent its portion of the Bridge Loan to be made on such date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such date, and Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to Company a corresponding amount. If such corresponding amount is not in fact made available to Administrative Agent by such Lender and Administrative Agent has made available the same to Company, Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company, and Company shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover from the Lender or Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Company to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the Federal Funds Effective Rate or (y) if paid by Company, the then applicable rate of interest on the Loans.

     (ii) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Bridge Loan Commitment hereunder or to prejudice any rights which Company may have against any Lender as a result of any default by such Lender hereunder.

     D. Bridge Notes. Company shall execute and deliver to each Lender on the Closing Date a Bridge Note dated the Closing Date substantially in the form of
Exhibit II annexed hereto to evidence the portion of the Bridge Loan made on such date by such Lender and with appropriate insertions (the "Original Bridge Notes"). On each interest payment date prior to the Conversion Date on which Company elects to pay a PIK Interest Amount pursuant to subsection 2.3B, Company shall execute and deliver to each Lender on such interest payment date a Bridge Note dated such interest payment date substantially in the form of Exhibit II annexed hereto in a principal amount equal to such Lender's pro rata portion of such PIK Interest Amount and with other appropriate insertions (each a "Subsequent Bridge Note" and, together with the Original Bridge Notes, the "Bridge Notes"). A Subsequent Bridge Note shall bear interest from the date of its issuance at the same rate borne by all Bridge Notes.

     E. Scheduled Payment of Bridge Loan. Subject to Section 2.2, Company shall pay in full the outstanding amount of the Bridge Loan and all other Obligations owing hereunder no later than the Conversion Date unless such Loan is converted into a Term Loan.

     F. Termination of Bridge Loan Commitment. The Bridge Loan Commitment hereunder shall terminate on June 30, 1999, if the Bridge Loan is not made on or before such date. Company shall have the right, without premium or penalty, to reduce or terminate the Bridge Loan Commitment of the Lenders hereunder at any time.

     G. Pro Rata Borrowings. The Bridge Loan made under this Agreement shall be made by the Lenders pro rata on the basis of their respective Bridge Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Bridge Loan hereunder and that each Lender shall be obligated to make its portion of the Bridge Loan hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

     2.2. Term Loan and Term Note

     A. Term Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, the Lenders hereby agree, on the Conversion Date, upon the request of Company, to convert the then outstanding principal amount of the Bridge Notes into a term loan (the "Term Loan"), such Term Loan to be in the aggregate principal amount of the then outstanding principal amount of the Bridge Notes. The Lenders' commitments under this subsection 2.2A are herein called individually, the "Term Loan Commitment" and collectively, the "Term Loan Commitments."

     B. Notice of Conversion/Borrowing. If Company has not repaid the Bridge Loan in full on or prior to the Conversion Date, then Company shall convert the then outstanding principal amount of the Bridge Notes into a Term Loan under this subsection 2.2. Company shall deliver to the Lenders a Notice of Conversion substantially in the form of Exhibit III annexed hereto no later than 11:00 A.M. (New York time), at least two Business Days in advance of the Conversion Date. The Notice of Conversion shall specify the principal amount of the Bridge Notes outstanding on the Conversion Date to be converted into a Term Loan.

     C. Making of Term Loan. Upon satisfaction or waiver of the conditions precedent specified in subsection 3.2 hereof, each Lender shall extend to Company the Term Loan to be issued on the Conversion Date by such Lender by cancelling on its records a corresponding principal amount of the Bridge Notes held by such Lender.

     D. Maturity of Term Loan. The Term Loan shall mature and Company shall pay in full the outstanding principal amount thereof and accrued interest thereon on April 1, 2009 (the "Maturity Date").

     E. Term Notes. Company, as borrower, shall execute and deliver to each Lender on the Conversion Date a Term Note dated the Conversion Date substantially in the form of Exhibit IV annexed hereto to evidence the Term Loan made on such date, in the principal amount of the Bridge Notes held by such Lender on such date and with other appropriate insertions (collectively, the "Original Term Notes"). On or after the Conversion Date, on each interest payment date on which Company elects to pay a PIK Interest Amount pursuant to subsection 2.3B, Company shall execute and deliver to each Lender on such interest payment date a Term Note dated such interest payment date substantially in the form of Exhibit IV annexed hereto in a principal amount equal to such Lender's pro rata portion of such PIK Interest Amount and with other appropriate insertions (each, a "Subsequent Term Note" and, together with the Original Term Notes, the "Term Notes"). A Subsequent Term Note shall bear interest at the same rate borne by all Term Notes.

     2.3. Interest on the Loans

     A. Rate of Interest. The Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) at a rate determined as set forth below.

     (i) Floating Rate Loans. Subject to subsection 2.3A(ii), the Loans shall bear interest at a rate per annum equal to the Applicable Rate plus the Applicable Spread.

     (ii) Fixed Rate Loans. At any time after the Conversion Date, at the request of any Lender, all or any portion of the Term Loan owing to such Lender shall bear interest at a rate per annum equal to the Fixed Rate plus the Fixed Rate Spread, effective as of the first interest payment date with respect to such Term Loan after such notice so long as the 20 Business Days' notice set forth below is given; provided that no such conversion shall be permitted in respect of amounts to be voluntarily prepaid following receipt of a notice of prepayment pursuant to subsection 2.5A. In order to request the conversion of a Floating Rate Loan to a Fixed Rate Loan, the Lender shall notify the Administrative Agent in writing of its intention to do so at least 20 Business Days prior to an interest payment date indicating the amount of the Term Loan for which it is requesting conversion to a Fixed Rate Loan, which shall be not less than $5,000,000 and increments of $500,000 in excess thereof (or, in the case any Lender holds a Term Loan with an outstanding amount less than $5,000,000, such remaining amount), and Administrative Agent shall so notify Company in writing at least 5 Business Days prior to such next succeeding interest payment date. Upon the conversion of a portion of a Floating Rate Loan to a Fixed Rate Loan an appropriate notation will be made on the Term Note and, on and after the first interest payment date following the receipt by Company of a notice hereunder, such portion of the Term Loan which is converted to a Fixed Rate Loan shall bear interest at the Fixed Rate plus the Fixed Rate Spread until repaid in full.

     (iii) Notwithstanding clause (i) or (ii) of this subsection 2.3A or any other provision herein, in no event will the combined sum of interest (cash or otherwise) on the Loans (other than post-maturity interest pursuant to subsection 2.3C) exceed 16.00% per annum.

     B. Interest Payments. Interest shall be payable (i) with respect to the Bridge Loans, in arrears on, in the case of Eurodollar Rate Loans, the last day of each Interest Period, and in the case of Alternate Base Rate Loans, on July 15, 1999, October 15, 1999, and January 15, 2000, and, in the case of all Bridge Loans, upon any prepayment of the Bridge Loans (to the extent accrued on the amount being prepaid) and at maturity of the Bridge Loans in respect of any amounts paid on such date and not converted to Term Loans and (ii) with respect to the Term Loans, in arrears on, in the case of Eurodollar Rate Loans, the last day of each Interest Period, and in the case of Alternate Base Rate Loans and Fixed Rate Loans, on each January 15, April 15, July 15 and October 15 of each year, commencing on the first of such dates to follow the Conversion Date, and, in the case of all Term Loans, upon any prepayment of the Term Loans (to the extent accrued on the amount being prepaid) and at maturity of the Term Loans; provided, however, that if, on any interest payment date, the interest rate borne by the Bridge Loans or the Term Loans (other than post-maturity interest pursuant to subsection 2.3C), as the case may be, exceeds the Maximum Cash Interest Rate, Company may pay all or a portion of the interest payable in excess of the amount of interest that would be payable on such date at the Maximum Cash Interest Rate by issuance of Subsequent Bridge Notes or Subsequent Term Notes, as the case may be, in an aggregate principal amount equal to the amount of such interest being so paid (the "PIK Interest Amount").

     C. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loans.

     D. Computation of Interest. Interest on the Loans shall be computed on the basis of, in the case of Eurodollar Rate Loans, a 360-day year, and in the case of Alternate Base Rate Loans, a 365 or 366-day year, and, with respect to any amount of the Loans which are Floating Rate Loans, the actual number of days elapsed in the period during which it accrues or, with respect to any amount of the Loans which are Fixed Rate Loans, twelve 30-day months. In computing interest on the Loans, the date of the making of the Loans shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

     E. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, in the case of the first Interest Period, in the Notice of Borrowing and, in the case of subsequent Interest Periods upon written notice to Administrative Agent that is received no later than 11:00 A.M. (New York time) at least three Eurodollar Business Days in advance of the expiration of the preceding Interest Period, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two or three month period; provided that:

     (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan;

     (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

     (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

     (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

     (v) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in a written notice to Administrative Agent that is received no later than 11:00 A.M. (New York time) at least three Eurodollar Business Days in advance of the expiration of the preceding Interest Period, Company shall be deemed to have selected the same Interest Period as the immediately preceding Interest Period.

     2.4. Fees

     Company agrees to pay to Administrative Agent all fees and other obligations in accordance with, and at the times specified by, the Fee Letter, except that any fees stated therein to be due and payable upon the exchange of Bridge Loans for Exchange Notes shall be due and payable on the Conversion Date based on the principal amount of the Bridge Notes outstanding on the Conversion Date.

     2.5. Prepayments and Payments A. Prepayments

     (i) Voluntary Prepayments. Company may, without payment of premium or penalty, but subject to subsection 2.7D, upon not less than ten days' prior written or telephonic notice confirmed in writing to Administrative Agent at any time and from time to time, prepay the Loans made to Company in whole.

     Notice of prepayment having been given as aforesaid, the principal amount of the Loans to be prepaid shall become due and payable on the prepayment date. Amounts of the Loans so prepaid may not be reborrowed.

     (ii) Mandatory Prepayments

     (a) Prepayments from Asset Sales. Upon receipt by Company or any Subsidiary of Company of Net Cash Proceeds of any Asset Sale occurring after the Closing Date (other than Net Cash Proceeds from the sale or issuance of Capital Stock of Express Online or Practice Patterns Science which shall be treated as Net Securities Proceeds under subsection 2.5A(ii)(c)), Company shall, or shall cause its Subsidiaries to, prepay the Loans with the Net Cash Proceeds received from such Asset Sale on a date not later than the Business Day next succeeding (i) in the case the date of consummation of such Asset Sale is prior to the Conversion Date, the 180th day after the date of consummation of such Asset Sale if and to the extent that such Net Cash Proceeds are not applied by such date by Company or its Subsidiaries to either repay any Indebtedness outstanding under the Senior Secured Credit Agreement or to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of Company and its Subsidiaries as existing on the Closing Date or in businesses which are similar or related to the businesses of Company as conducted on the Closing Date ("Replacement Assets") and (ii) in the case the date of consummation of such Asset Sale is on or after the Conversion Date, the 360th day after the date of consummation of such Asset Sale if and to the extent that such Net Cash Proceeds are not applied by such date by Company or its Subsidiaries to either repay any Indebtedness outstanding under the Senior Secured Credit Agreement or to make an investment in Replacement Assets; provided, however, that, to avoid any imposition of any costs pursuant to subsection 2.7D, in lieu of prepaying the Loans on any such date, Company may elect not to prepay the Loans by (i) so notifying the Administrative Agent in writing of such election and (ii) paying such amount of Net Cash Proceeds to Administrative Agent to be held as Cash collateral for the Obligations and applied to such prepayment of the Loans at the end of the applicable Interest Period in accordance with the term of this Agreement. Concurrently with the consummation of an Asset Sale, Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of such Asset Sale.

     (b) Prepayments from Issuances of Take-Out Securities. Concurrently with the receipt by Company of proceeds from the issuance of Take-Out Securities, Company shall prepay the Loans in a principal amount equal to the lesser of the proceeds thereof (net of expenses payable by Company to any Person other than an affiliate of Company in connection with the issuance thereof) or the aggregate principal amount of the Notes then outstanding; provided, however, that, to avoid any imposition of any costs pursuant to subsection 2.7D, in lieu of prepaying the Loans on any such date, Company may elect not to prepay the Loans by (i) so notifying the Administrative Agent in writing of such election and
(ii) paying such amount of proceeds from the issuance of such Take-Out Securities to Administrative Agent to be held as Cash collateral for the Obligations and applied to such prepayment of the Loans at the end of the applicable Interest Period in accordance with the terms of this Agreement.

     (c) Prepayments from Issuances of Securities. On the first Business Day following receipt by Company or a Subsidiary of the cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Securities Proceeds") from the issuance of debt Securities of Company or such Subsidiary or the issuance or sale of equity Securities of Company, Express Online or Practice Patterns Science or any other incurrence of Indebtedness by Company or such Subsidiary, or any other capital contribution to Company by a holder of Capital Stock of Company, after the Closing Date, other than Permitted Indebtedness, Company shall prepay the Loans in an aggregate amount equal to such Net Securities Proceeds; provided, however, that the foregoing shall not apply to the first $15.0 million of Net Securities Proceeds in respect of the sale or issuance of Capital Stock of Express Online; provided, further, however, that, to avoid any imposition of any costs pursuant to subsection 2.7D, in lieu of prepaying the Loans on any such date, Company may elect not to prepay the Loans by (i) so notifying the Administrative Agent in writing of such election and (ii) paying such amount of Net Securities Proceeds to Administrative Agent to be held as Cash collateral for the Obligations and applied to such prepayment of the Loans at the end of the applicable Interest Period in accordance with the terms of this Agreement.

     (d) Notice. Company shall notify Administrative Agent of any prepayment to be made pursuant to this subsection 2.5A(ii) at least two Business Days prior to such prepayment date (unless shorter notice is satisfactory to the Required Lenders).

     (e) Election to Prepay Prior to End of the Interest Period. Notwithstanding the provisos of subsections 2.5A(ii)(a)-(c) above, Company may also elect, by notifying Administrative Agent in writing, to cause the Loans to be prepaid prior to the end of the Interest Period or Interest Periods referred to therein (subject to subsection 2.7D). Any amounts held by Administrative Agent pursuant to the election referred to in such subsections 2.5(A)(ii)(a)-(c) shall be invested in investments agreed upon by Administrative Agent and Company for the account of Company, which investments shall mature no later than the end of the appropriate Interest Period.

     (iii) Company's Mandatory Prepayment Obligations; Application of Prepayments. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal and shall not include any prepayment or other premium.

     (iv) Mandatory Offer to Purchase Notes.

     (a) Upon the occurrence of a Change of Control at any time on or after the Conversion Date (the date of such occurrence, the "Change of Control Date"), the Lenders shall have the right to require the repurchase of all of the Notes pursuant to an offer to purchase (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase.

     (b) The notice to Administrative Agent and each Lender shall contain all instructions and materials necessary to enable the Lenders to tender Notes.

     (c) Within 30 days following any Change of Control, Company shall mail a notice to Administrative Agent and each Lender stating:

     (1) the circumstances involving the Change of Control;

     (2) that the Change of Control Offer is being made pursuant to this subsection 2.5A(iv) and that all Notes validly tendered will be accepted for payment;

     (3) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Offer Payment Date");

     (4) that any Note not tendered will continue to accrue interest;

     (5) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Offer Payment Date unless Company shall default in the payment of the repurchase price of the Notes;

     (6) that if a Lender elects to have a Note purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to Company prior to 5:00 p.m. New York time on the Offer Payment Date;

     (7) that a Lender will be entitled to withdraw its election if Company receives, not later than 5:00 p.m. New York time on the Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the principal amount of Notes such Lender delivered for purchase, and a statement that such Lender is withdrawing its election to have such Note purchased; and

     (8) that if Notes are purchased only in part a new Note of the same type will be issued in principal amount equal to the unpurchased portion of the Notes surrendered.

     (d) On or before the Offer Payment Date, Company shall (i) accept for payment Notes or portions thereof which are to be purchased in accordance with the above, and (ii) deposit at the Funding and Payment Office immediately available funds sufficient to pay the purchase price of all Notes to be purchased. Administrative Agent shall promptly mail to the Lenders whose Notes are so accepted payment in an amount equal to the purchase price unless such payment is prohibited pursuant to Section 8.

     (e) Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions under this subsection, Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     B. Manner and Time of Payment. All payments of principal and interest hereunder and under the Notes by Company shall be made without defense, set-off or counterclaim and in same-day funds and delivered to Administrative Agent, unless otherwise specified, not later than 12:00 noon. (New York time) on the date due at the Funding and Payment Office for the account of the Lenders; funds received by Administrative Agent after that time shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its account with Administrative Agent in order to cause timely payment to be made of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

     C. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be.

     D. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify Company of the name and address of the transferee of that Note; provided, however, that the failure to make (or any error in the making of) such a notation or to notify Company of the name and address of such transferee shall not limit or otherwise affect the obligation of Company hereunder or under such Notes with respect to the Loans and payments of principal or interest on any such Note.

     E. Application of Payments Under Senior Subordinated Subsidiary Guaranty. All payments received by Administrative Agent under the Senior Subordinated Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

     (a) to the payment of the costs and expenses of any collection or other realization under the Senior Subordinated Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Senior Subordinated Subsidiary Guaranty;

     (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in the Senior Subordinated Subsidiary Guaranty) for the ratable benefit of the holders thereof; and

     (c) thereafter, to the extent of any excess such payments, to the payment of the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     2.6. Use of Proceeds

     A. Bridge Loan. The proceeds of the Bridge Loan shall be applied by Company, together with borrowings of $890.0 million under the Senior Secured Credit Agreement, to (i) pay the consideration for the Acquisition in an aggregate amount of $700.0 million (subject to adjustment), (ii) refinance the Indebtedness set forth in Schedule 2.6 hereof (the "Scheduled Indebtedness") in an amount of approximately $360.0 million, and (iii) pay fees and expenses related to the Acquisition and Refinancing in the aggregate amount of approximately $30.0 million.

     B. Term Loan. The proceeds of the Term Loan shall be used to cancel any outstanding amount of Bridge Notes converted to Term Notes on such date.

     C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company in any manner which might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

     2.7. Special Provisions Governing Eurodollar Rate Loans

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) each such Loan shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus the Applicable Spread, less 1.50%, until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the Eurodollar Rate Loans of such Lender shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus the Applicable Spread, less 1.50% until such notice shall be withdrawn by the Affected Lender and (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing, the Affected Lender shall make such Loan as an Alternate Base Rate Loan and such Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus the Applicable Spread, less 1.50%, until such notice shall be withdrawn by the Affected Lender. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing, Company shall have the option, subject to the provisions of subsection 2.7D, to rescind such Notice of Borrowing as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.7 shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, (ii) if any prepayment (including any prepayment pursuant to subsection 2.5) or other principal payment or any conversion of any of its Eurodollar Rate Loans pursuant to subsection 2.7B or 2.7C occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; provided, that such making, carrying or transferring Eurodollar Rate Loans does not result in any costs or taxes to Company pursuant to subsection 2.8.

     F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.7 and under subsection 2.8A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.7 and under subsection 2.8A.

     2.8. Increased Costs; Taxes; Capital Adequacy

     A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.8B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

     (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the Overall Net Income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

     (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

     (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that Company shall not be required to compensate a Lender pursuant to this subsection for any increased cost or reduction incurred more than one year prior to the date that such Lender notifies Company of such change giving rise to such increased cost or reduction and of such Lender's intention to claim compensation therefor; provided further that, if such change giving rise to such increased cost or reduction is retroactive, then the one year period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.8A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B. Withholding of Taxes.

     (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the Overall Net Income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

     (ii) Grossing-Up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

     (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

     (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

     (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

     (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change in any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) affecting any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

     (iii) Evidence of Exemption from U.S. Withholding Tax.

     (a) Each Lender that is not a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code (for purposes of this subsection 2.8B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in
Section  881(c)(3)  of the  Internal  Revenue  Code and  cannot  deliver  either
Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption requested by Company required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

     (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.8B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption requested by Company required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or
(2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

     (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.8B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.8B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.8B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.8B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.8B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.8B(iii)(a).

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that Company shall not be required to compensate a Lender pursuant to this subsection for any reduction incurred more than one year prior to the date that such Lender notifies Company of such change giving rise to such reduction and of such Lender's intention to claim compensation therefor; provided further that, if such change giving rise to such reduction is retroactive, then the one year period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     D. Refund and Contest. If Administrative Agent or any Lender receives a refund with respect to Tax deducted, withheld or paid by Company and with respect to which Company has been required to and has paid an additional amount under this subsection 2.8, which in the good faith judgment of such Lender is allocable to such deduction, withholding or payment, it shall promptly pay such refund, together with any other amount paid by Company in connection with such refunded Tax, to Company, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that Company agrees to promptly return such refund to Administrative Agent or the applicable Lender, as the case may be, if it receives notice from Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund. Each of Administrative Agent and such Lender agrees that it will contest such Tax or liabilities paid by Company if Agent or such Lender determines, in good faith and in its sole discretion, that it would not be materially disadvantaged or prejudiced as a result of such contest.

     2.9. Obligation of Lenders to Mitigate; Replacement

     A. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.8, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.8 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.9 unless Company agrees to pay all reasonable incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection
2.9 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     B. Replacement. In the event that (a) any Lender becomes an Affected Lender or requests compensation under subsection 2.8A or 2.8C, (b) Company is required to pay any additional amount to any Lender or any governmental authority for the account of any Lender pursuant to subsection 2.8B, or (c) any Lender defaults in its obligation to fund Loans hereunder, then Company may, at its sole expense and effort, if no Default or Event of Default exists, replace such Lender (a "Replaced Lender") with one or more Eligible Assignees (collectively, the "Replacement Lender") acceptable to Administrative Agent, provided that (i) at the time of any replacement pursuant to this subsection 2.9 the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (B) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.7D) of Company owing to the Replaced Lender (other than those specifically described in clause
(i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements and the acceptance thereof by Administrative Agent pursuant to subsection 10.1B, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Company to require such assignment and delegation cease to apply.


                                   SECTION 3.

                               CONDITIONS TO LOANS


     The obligations of Lenders to make the Loans hereunder are subject to the satisfaction of the following conditions.

     3.1. Conditions to Bridge Loans

     The obligations of Lenders to make the Bridge Loans to be made on the Closing Date are subject to prior or concurrent satisfaction of the following conditions:

     A. Loan Documents. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

     (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date;

     (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

     (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

     (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

     (v) Executed originals of the Loan Documents to which such Person is a party; and

     (vi) Such other documents as Administrative Agent may reasonably request.

     B. No Material Adverse Effect. Since December 31, 1998, no event or events, adverse condition or change in or affecting Company or DPS that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect shall have occurred.

     C. Termination of Existing Credit Agreement and Related Liens; Existing Letters of Credit; Scheduled Indebtedness. On the Closing Date, Company and its Subsidiaries shall have (or shall direct that the proceeds of the Bridge Loans made on the Closing Date be applied to) (i) repaid in full all Indebtedness outstanding under the Existing Credit Agreement; (ii) terminated any commitments to lend or make other extensions of credit thereunder; (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder; (iv) repaid in full all Scheduled Indebtedness listed on Schedule
2.6 hereto; and (v) delivered to Administrative Agent all documents and instruments necessary to evidence such repayment.

     D. Other Indebtedness. On the Closing Date, other than Indebtedness outstanding under the Senior Secured Credit Agreement, if any, and this Agreement, Company and its Subsidiaries shall have outstanding no Indebtedness, Contingent Obligations or Preferred Stock other than (i) the Indebtedness or guarantees of Indebtedness aggregating not more than $1.0 million set forth on
Schedule 3.1 and (ii) the Contingent Obligations listed on Schedule 6.1.

     E. Solvency Certificate. Agents shall have received a certificate of the chief financial officer of Company, in his capacity as such, substantially in the form of Exhibit X and in form and substance satisfactory to Agents, supporting the conclusions that, after giving effect to the Acquisition, the Refinancing, the Senior Secured Credit Agreement and the loans to be made thereunder, this Agreement and the loans to be made hereunder and related transactions, Company will be Solvent and not be rendered insolvent by the indebtedness incurred in connection therewith.

     F. Evidence of Insurance. Agents shall have received a certificate from Company's insurance broker or other evidence satisfactory to them that all insurance required to be maintained pursuant to subsection 5.4 is in full force and effect.

     G. Opinions of Counsel to Loan Parties. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of (A) Thomas M. Boudreau, Esq., Senior Vice President of Administration and General Counsel of Company, and (B) Simpson Thacher & Bartlett, special New York counsel for Loan Parties, each in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibits VI-A and VI-B annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request and (ii) evidence satisfactory to Agents that Company has requested such counsel to deliver such opinions to Lenders.

     H. Opinions of Agents' Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of Cahill Gordon & Reindel, counsel to Agents, dated as of the Closing Date, substantially in the form of Exhibit VII annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request.

     I. Fees. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.4.

     J. Representations and Warranties; Performance of Agreements. Company shall have delivered to Agents an Officers' Certificate, in form and substance satisfactory to Agents, to the effect that the representations and warranties in
Section 4 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agents.

     K. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

     L. Approval of Acquisition Structure and Documentation. The structure utilized to consummate the Acquisition and the Stock Purchase Agreement among SmithKline Beecham Corporation, SmithKline Beecham Intercredit BV and Express Scripts, Inc. dated as of February 9, 1999 (the "Definitive Acquisition Documents") shall be in full force and effect, no provision of which shall have been amended, supplemented, waived or otherwise modified in any material respect without the prior written consent of Agents, and the Acquisition shall occur simultaneously with the making of the Bridge Loans under this Agreement.

     M. Senior Secured Credit Agreement. The Senior Secured Credit Agreement shall be in form and substance reasonably satisfactory to Agents, and the Senior Secured Credit Agreement shall be in full force and effect, no provision of which shall have been amended, supplemented, waived or otherwise modified in any material respect without the prior written consent of Agents, no default of event of default shall have occurred thereunder and Company shall have concurrently with the making of Loans under this Agreement borrowed gross proceeds of not less than $890.0 million thereunder on the Closing Date.

     N. Certain Approvals and Agreements Relating to the Acquisition. All governmental and third party approvals necessary or advisable in connection with the Acquisition, the Refinancing, the financings contemplated thereby and the continuing operations of the business of Company and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the Acquisition, the Refinancing or the financing thereof.

     O.  Financial  Information.  Company shall have delivered to Agents and the
Lenders: financial statements of each of Company and DPS (including notes thereto), consisting of (a) audited balance sheets as of the end of each period in the three fiscal-year period ended December 31, 1998 and a pro forma balance sheet as of such date, (b) audited consolidated statements of operations and cash flows for each period in the three fiscal-year period ended December 31, 1998 and a pro forma statement of operations for the most recent fiscal year and
(c) such other financial statements as may be reasonably requested by Agents, and any supporting documents as shall be reasonably satisfactory to Agents, and all such financial statements, historical or pro forma, delivered pursuant to this paragraph (O) shall be in compliance with the requirements of Regulation S-X for a public offering registered under the Securities Act and shall not be materially inconsistent with financial statements previously provided to Agents and Lenders. Administrative Agent shall have received originally executed copies of a "comfort letter" of PricewaterhouseCoopers LLP, independent public accountants to Company, covering such matters as Agents acting on behalf of Lenders may reasonably request.

     P. Notice of Borrowing. Administrative Agent shall have received before the Closing Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

     Q. Representations and Warranties; No Default or Event of Default.

     (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

     (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing that would constitute a Default or Event of Default;

     (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date; and

     (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on the Closing Date.

     3.2. Conditions to Term Loan

     The obligation of the Lenders to make the Term Loan on the Conversion Date is subject to the prior or concurrent satisfaction or waiver of the following conditions precedent:

     A. The Administrative Agent shall have received in accordance with the provisions of Section 2.2B an originally executed Notice of Conversion.

     B. Company or any of its Subsidiaries shall not be subject to a Bankruptcy Order or other insolvency proceeding and a Default or Event of Default shall not be in existence under subsection 7.6, 7.7 or 7.9.

     C. No Event of Default or Default (whether matured or not) shall have occurred and be continuing under subsection 7.1.

     D. No Event of Default or Default shall have occurred under subsection 7.2 and be continuing; provided that if an event described in this subsection 3.2D is continuing at the Conversion Date but 30 days has not passed since the date of written notice of the commencement of such 30-day period from the holder or holders of not less than 25% in aggregate principal amount of the Notes then outstanding (the "Grace Period"), the Conversion Date shall be deferred until the earlier to occur of (x) the cure of such event or (y) the expiration of such Grace Period. E. On or prior to the Conversion Date, Administrative Agent shall have received a form of Senior Subordinated Note Indenture and Registration Rights Agreement reasonably satisfactory in form and substance to Agents.

     F. On the Conversion Date, Administrative Agent shall have received an Officers' Certificate from Company dated the Conversion Date and reasonably satisfactory in form and substance to Administrative Agent, to the effect that the conditions in this subsection 3.2 are satisfied on and as of the Conversion Date.

     G. Company shall have executed and delivered to Administrative Agent on the Conversion Date for delivery to the Lenders Term Notes dated the Conversion Date substantially in the form of Exhibit III annexed hereto to evidence the Term Loan, in the principal amount of (which principal amount shall be the aggregate principal amount of the Bridge Notes outstanding on the Conversion Date) the Term Loan and with other appropriate insertions.

     H. Company shall have paid any fees owing pursuant to subsection 2.4 in cash to Administrative Agent.


                                   SECTION 4.

                    COMPANY'S REPRESENTATIONS AND WARRANTIES


     In order to induce Lenders to enter into this Agreement and to make the Loans and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender (both before and after giving effect to the Acquisition and the transactions in connection therewith), on the date of this Agreement and the Closing Date, that the following statements are true, correct and complete:

     4.1. Organization, Powers, Qualification, Good Standing, Business and Subsidiaries

     A. Organization and Powers. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in Schedule 4.1 annexed hereto. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

     B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

     C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 6.9.

     D.  Subsidiaries.  All of the  Subsidiaries  of Company are  identified  in
Schedule 4.1 annexed hereto, as said Schedule 4.1 may be supplemented from time to time pursuant to the provisions of subsection 5.1(xv). The capital stock of each of the Subsidiaries of Company identified in Schedule 4.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and is free and clear of all Liens other than Liens securing the Senior Secured Credit Agreement and Liens permitted hereunder and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 4.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and is not reasonably expected to have a Material Adverse Effect. Schedule 4.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

     4.2. Authorization of Borrowing, Etc.

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

     B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

     C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     4.3. Financial Condition

     Company has heretofore delivered to Lenders, at Lenders' request, the audited financial statements (including balance sheets and statements of operations, stockholders' equity and cash flows) of Company and its Subsidiaries for the fiscal year ended December 31, 1998. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the date thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for the period then ended. Company does not (and will not immediately following the funding of the Bridge Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or financial condition of Company and its Subsidiaries taken as a whole.

     4.4. No Material Adverse Change; No Restricted Payments

     Since December 31, 1998, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as permitted by subsection 6.3.

     4.5. Title to Properties; Liens

     Company and its Subsidiaries have (i) good title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets necessary or useful for the conduct of their business, in each case except for assets disposed of since the date of the most recent financial statements received by Administrative Agent in the ordinary course of business or as otherwise permitted under subsection 6.10 and except where failure to have such title would not, individually or in the aggregate, have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

     4.6. Litigation; Adverse Facts

     Except  as  set  forth  on  Schedule  4.6,  there  are no  actions,  suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property, license or registration of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including those involving the licensing or registration relating to the pharmaceutical and healthcare services provided by Company and its Subsidiaries and Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     4.7. Payment of Taxes

     Except to the extent permitted by subsection 5.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except (a) for taxes that are being contested in good faith by appropriate proceedings for which Company or relevant Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     4.8. Performance of Agreements; Materially Adverse Agreements; Material Contracts

     A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

     B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     C. Schedule 4.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on
Schedule 4.8, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

     4.9. Governmental Regulation; Accreditation

     A. Neither Company nor any of its Subsidiaries is subject to regulation as a "holding company" under the Public Utility Holding Company Act of 1935 or as an "investment company" under the Investment Company Act of 1940.

     B.  Company's   facilities  that  provide  infusion  therapy  services  are accredited by the Joint Commission on Accreditation of Healthcare Organizations.

     4.10. Securities Activities

     Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     4.11. Employee Benefit Plans

     A.  Except as would not  reasonably  be  expected  to result in a  Material
Adverse Effect: (i) Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan and have performed all their obligations under each Employee Benefit Plan and (ii) each Pension Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

     B. No ERISA Event that would reasonably be expected to result in a Material Adverse Effect has occurred or is reasonably expected to occur.

     C. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which if amortized over ten years, would not reasonably be expected, after considering the financial condition of all of the more closely related ERISA Affiliates, to result in a Material Adverse Effect.

     D. For each Multiemployer Plan as of the most recent valuation date for which an actuarial report has been received, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, would not reasonably be expected, after considering the financial condition of all of the more closely related ERISA Affiliates, to result in a Material Adverse Effect.

     4.12. Certain Fees

     Other than certain fees payable to CSFB, Bankers Trust Company or their respective affiliates, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

     4.13. Environmental Protection

     No event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

     4.14. Employee Matters

     There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     4.15. Solvency

     Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

     4.16. Disclosure

     A. No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances in which the same were made; provided, that no representation is made as to projections or pro forma financial information except as set forth in the next sentence. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

     B. No information submitted to Agents and Lenders in their due diligence investigation is known to Company to contain any untrue statements of material fact, or omit material facts, which untrue statements or material omissions could reasonably be determined, when taken as a whole, to be material and adverse to the business, assets, financial position, operations or results of operations of DPS and its Subsidiaries, taken as a whole.

     4.17. Accuracy of Representations and Warranties in the Definitive Acquisition Documents

     Subject to the qualifications set forth therein, each of the representations and warranties given by Company to Seller in the Definitive Acquisition Documents is true and correct in all material respects as of the date hereof and as of the Closing Date.

     4.18. Year 2000 Compliance

     Company has (i) initiated a review and assessment of its and its Subsidiaries' business and operations (including those affected by suppliers and vendors) that Company believes could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Company or Subsidiaries (or suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on or before October 31, 1999, and (iii) to date, implemented that plan substantially in accordance with that timetable. Company believes that its own computer applications that are material to its or its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant") except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.


                                   SECTION 5.

                         COMPANY'S AFFIRMATIVE COVENANTS


     Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

     5.1. Financial Statements and Other Reports

     Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

     (i) Quarterly Financial: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations, changes in stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) beginning with the Fiscal Quarter ending September 30, 1999, a statement of operations and any narrative report for Company and its Subsidiaries as provided to the Board of Directors of Company and the corresponding figures from the Financial Plan for the current Fiscal Year, setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, certified by the chief financial officer of Company as aforesaid;

     (ii) Year-End Financial: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, changes in stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a statement of operations and any narrative report for Company and its Subsidiaries as provided to the Board of Directors of Company, setting forth in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year, certified by the chief financial officer of Company as aforesaid, and (c) in the case of such consolidated financial statements, a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

     (iii) Officers' and Compliance Certificates: together with each delivery of the consolidated financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in subsections 6.1, 6.3 and 6.10;

     (iv) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements most recently delivered pursuant to subsection 5.3 or this subsection 6.1, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii) or (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then together with the first delivery of financial statements pursuant to subdivision (i), (ii) or (xii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

     (v) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision
(ii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iii) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iii) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

     (vi) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of the annual letter to management prepared by Company's independent certified public accountants;

     (vii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission ("SEC") or any governmental or private regulatory authority (other than filings in the ordinary course of business to maintain Company's licenses and permits), and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

     (viii) Events of Default, Etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Default or Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the SEC on Form 8-K (Items 1, 2, 3, 4 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect (including, without limitation, termination or modification of customer contracts), an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default, Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

     (ix) Litigation or Other Proceedings: promptly upon any officer of Company obtaining knowledge of (a) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property, license or registration of Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or (b) any material development in any Proceeding that, in any case:

     (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

     (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby; written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

     (x) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

     (xi) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that would reasonably be expected to result in a Material Adverse Effect; and (b) copies of such other documents or governmental reports or filings relating to any Pension Plan as Administrative Agent shall reasonably request;

     (xii) Financial Plans: as soon as practicable and in any event no later than 60 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the "Financial Plan"), including (a) forecasted consolidated balance sheet and forecasted consolidated statement of operations and a forecasted consolidated statement of cash flows of Company and its Subsidiaries for such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of operations and cash flows of Company and its Subsidiaries for each quarter of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

     (xiii) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

     (xiv) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

     (xv) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 4.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

     (xvi) Licensing, Registration and Accreditation: with reasonable promptness, information regarding proceedings regarding any licensing, registration or accreditation of Company or a Subsidiary by or with any governmental body or the Joint Commission Accreditation of Healthcare Organizations, if failure to obtain or maintain such license, registration or accreditation has a reasonable possibility of giving rise to a Material Adverse Effect; and

     (xvii)  Other   Information:   with  reasonable   promptness,   such  other
information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

     5.2. Corporate Existence, Etc.

     Except as permitted under subsection 6.5, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof would not have a Material Adverse Effect.

     5.3. Payment of Taxes and Claims; Tax Consolidation

     A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

     5.4. Maintenance of Properties; Insurance

     A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

     B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry.

     5.5. Inspection Rights; Lender Meeting

     A.  Inspection  Rights.   Company  shall,  and  shall  cause  each  of  its
Subsidiaries to, permit any authorized representatives designated by Administrative Agent (on its behalf or on behalf of any Lender), or if an Event of Default has occurred and is continuing the Lenders, to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

     B. Lender Meeting. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Agents and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent to discuss topics including, but not limited to, the current Fiscal Year's Financial Plan and the outlook and projections for Company for the next two Fiscal Years.

     5.6. Compliance With Laws, Etc.

     A. Compliance. Company shall comply and operate in compliance, and shall cause each of its Subsidiaries to comply and to operate in compliance, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including those involving licensing or registration relating to the pharmaceutical and healthcare services provided by Company and its Subsidiaries and Environmental Laws) at all times, noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

     B. Licenses. To the extent not obtained prior to the Closing Date, Company will obtain all licenses required to conduct the businesses conducted by DPS and its Subsidiaries at the times required by applicable law, except those that the failure to obtain which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     5.7. Environmental Claims and Violations of Environmental Laws

     Except as could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect, Company shall promptly take, and shall use best efforts to cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

     5.8. Execution of Senior Subordinated Subsidiary Guaranty by Certain Subsidiaries and Future Subsidiaries

     A. Execution of Senior Subordinated Subsidiary Guaranty. In the event that any Person becomes a Subsidiary of Company after the date hereof, Company will promptly notify Agents of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Senior Subordinated Subsidiary Guaranty, and to take all such further actions and execute all such further documents and instruments as may be necessary to evidence its guaranty of the Loans hereunder.

     B. Subsidiary Charter Documents, Legal Opinions, Etc. Substantially concurrent with the execution and delivery by a Subsidiary of the Loan Documents described under subsection 5.8A, Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such
Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent,
(iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.

     5.9. Year 2000 Compliance

     Company will promptly but in no event later than October 31, 1999 notify Administrative Agent in the event Company discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or its Subsidiaries' business and operations will not be Year 2000 compliant as of January 1, 2000, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

     5.10. Equal Security for Loans and Notes.

     If Company or any of its Subsidiaries shall create, assume or suffer to exist any Lien upon any of their respective property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of subsection 6.2, Company shall, at the request of Administrative Agent, make or cause to be made effective provision whereby the Obligations under this Agreement will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided, however, that this covenant shall not be construed as or deemed to be a consent by the Lenders to any violation of the provisions of subsection 6.2.

     5.11. Take-Out Financing

     Company agrees that upon such date (the "Initial Request Date") as Company receives a request (a "Request") from either the holder or holders of a majority of the aggregate principal amount of the Bridge Notes then outstanding or any of the Take-Out Banks at any time prior to the Conversion Date but on or after the 90-day anniversary of the Closing Date, Company will use its reasonable efforts, to the extent within its power, so that the Take-Out Banks can, as soon as practicable after such a Request, publicly sell or privately place the Demand Take-Out Securities. If the Demand Take-Out Securities have not been sold or privately placed within 90 days of the Initial Request Date, Company agrees that upon notice by the Take-Out Banks (a "Take-Out Securities Notice"), at any time and from time to time following the 90-day anniversary of the Initial Request Date, Company will issue and sell Demand Take-Out Securities upon such terms and conditions as specified in such notice; provided, however, that for a Take-Out Securities Notice (i) the cash interest rate (whether floating or fixed), in the case of Take-Out Debt Securities, and the price per share, in the case of Take-Out Common Stock and Take-Out Preferred Stock, as applicable, shall be determined by the Take-Out Banks, in light of then prevailing market conditions and the financial condition and prospects of Company, but, in the case of Take-Out Debt Securities, the cash interest rate shall not exceed 14.0% per annum and the total interest rate shall not exceed 16.0% per annum; (ii) Company, in its reasonable discretion after consultation with the Take-Out Banks, shall determine whether the Demand Take-Out Securities shall be Take-Out Debt Securities, Take-Out Preferred Stock or Take-Out Common Stock and whether the Demand Take-Out Securities shall be issued through a public offering or a private placement and, if issued in a private placement, the Demand Take-Out Securities will be accompanied by customary registration rights for the benefit of the holders of such Demand Take-Out Securities; (iii) the scheduled final maturity of any Take-Out Debt Securities shall not be later than the tenth anniversary of the issuance thereof; (iv) the aggregate principal amount or aggregate number of shares, as applicable, to be issued by Company shall be determined by the Take-Out Banks in light of the prevailing market conditions and the financial condition and prospects of Company; provided, that the aggregate principal amount or aggregate number of shares of Demand Take-Out Securities, as applicable, shall not exceed an amount calculated to yield net proceeds sufficient to repay the Bridge Notes then outstanding in full; and (v) all other arrangements with respect to the Demand Take-Out Securities shall be reasonably satisfactory in all respects to the Take-Out Banks and Company in light of the prevailing market conditions and the financial condition and prospects of Company.

     5.12. Exchange of Term Notes

     Company will, on the fifth Business Day following the written request (the "Exchange Request") of the holder of any Term Note bearing interest as a Fixed Rate Loan:

     A. Execute and deliver, cause each Subsidiary Guarantor to execute and deliver, and cause a bank or trust company acting as trustee thereunder to execute and deliver, the Senior Subordinated Indenture, if such Senior Subordinated Indenture has not previously been executed and delivered;

     B. Execute and deliver to such holder or beneficial owner in accordance with the Senior Subordinated Indenture a note in the form attached to the Senior Subordinated Indenture (the "Exchange Notes") bearing an interest rate equal to the Fixed Rate plus the Fixed Rate Spread in exchange for such Term Note dated the date of the issuance of such Exchange Note, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Term Note (or portion thereof) being exchanged, and cause each Subsidiary Guarantor to endorse its guarantee thereon; and

     C. Execute and deliver, and cause each Subsidiary Guarantor to execute and deliver, to such holder or owner, as the case may be, the Registration Rights Agreement, if the Registration Rights Agreement has not previously been executed and delivered or, if the Registration Rights Agreement has previously been executed and delivered and such holder or owner is not already a party thereto, permit such holder or owner to become a party thereto.

     The Exchange Request shall specify the principal amount of the Term Notes to be exchanged pursuant to this subsection 5.12 which shall be at least $5,000,000 and integral multiples of $500,000 in excess thereof (or, in the case any Lender holds Term Notes with an outstanding amount less than $5,000,000, such remaining amount). Term Notes delivered to Company under this subsection
5.12 in exchange for Exchange Notes shall be cancelled by Company and the corresponding amount of the Term Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Senior Subordinated Indenture.

     5.13. Register

     Company hereby designates Administrative Agent to serve as Company's agent, solely for purposes of this subsection 5.13, to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect Company's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by Administrative Agent on the Register only upon the receipt by the Agent of a properly executed and delivered Assignment Agreement pursuant to subsection 10.1B. Coincident with the delivery of such an Assignment Agreement to Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.

     5.14. Senior Subordinated Indenture; Etc.

     Company and the Subsidiary Guarantors shall, on the date it executes and delivers the Senior Subordinated Indenture and the Exchange Notes and the Take-Out Debt Securities (and the guarantees thereof) and the indenture governing the Take-Out Debt Securities, as the case may be, have the full corporate power, authority and capacity to do so and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute them as valid and legally binding obligations of Company and the Subsidiary Guarantors enforceable against Company and the Subsidiary Guarantors in accordance with their respective terms subject to (i) the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing, shall have been done and performed and shall have occurred in due compliance with all applicable laws; on the date of such execution and delivery by Company and the Subsidiary Guarantors, the Senior Subordinated Indenture and the Exchange Notes and the Take-Out Debt Securities (and the guarantees thereof) and the indenture governing the Take-Out Debt Securities shall constitute legal, valid, binding and unconditional obligations of Company and the Subsidiary
Guarantors, as applicable, enforceable against Company and the Subsidiary Guarantors in accordance with their respective terms, subject to (i) the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     5.15. Shelf Registration

     Company shall, and shall cause the Subsidiary Guarantors to, use their respective reasonable best efforts to cause a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor rule) under the Securities Act covering all of the Exchange Notes that may be issued under the Senior Subordinated Indenture pursuant to subsection 5.12 (the "Shelf Registration") to be declared effective under the Securities Act on or prior to the Business Day immediately succeeding the Conversion Date and to keep the Shelf Registration continuously effective under the Securities Act as required by the Registration Rights Agreement (whether or not it has been executed and delivered by the Conversion Date). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Exchange Notes for resale by the holders thereof in any manner or manners that they may designate (including, without limitation, one or more underwritten offerings.) Once the Registration Rights Agreement has been executed and delivered, Company shall, and shall cause the Subsidiary Guarantors to, comply with the terms thereof as they relate to the Shelf Registration. Company and the Subsidiary Guarantors shall bear all costs and expenses in connection with complying with this subsection 5.15.

                                   SECTION 6.

                               NEGATIVE COVENANTS

     Company covenants and agrees that until the satisfaction in full of all Loans, Notes and other Obligations due under this Agreement it will fully and timely perform all covenants in this Section 6.

     6.1. Indebtedness

     Company shall not, nor shall it cause or permit any of its Subsidiaries, directly or indirectly, to Incur any Indebtedness, except for the following (clauses (i) through (xvii) being referred to as "Permitted Indebtedness"):

     (i) Obligations under the Loan Documents, including the Bridge Notes, Term Notes and Exchange Notes, and the Take-Out Securities;

     (ii) Indebtedness under the Senior Secured Credit Agreement in an aggregate principal amount at any time outstanding not to exceed (a) under the Term Loan Facilities, $800.0 million, less any required permanent repayments actually made thereunder (excluding any such repayment to the extent refinanced and replaced at the time of payment), and (b) under the Revolving Loan Facility, $300.0 million;

     (iii) Indebtedness of Company and its Subsidiaries outstanding on the Closing Date and described on Schedule 6.1 reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

     (iv) Interest Swap Obligations of Company or any of its Subsidiaries covering Indebtedness of Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of Company covering Indebtedness of such Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect Company and its Subsidiaries from fluctuations in interest rates on Indebtedness permitted to be incurred under this Agreement and not for speculative purposes and the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

     (v) Indebtedness under Currency Agreements; provided, however, that such agreements are designed to protect against fluctuations in currency values and are entered into in the ordinary course of business and for bona fide (i.e., not speculative) purposes and that, in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (vi) Indebtedness of a Wholly Owned Subsidiary of Company to Company or to another Wholly Owned Subsidiary of Company for so long as such Indebtedness is held by Company or a Wholly Owned Subsidiary of Company in each case subject to no Lien held by a Person other than Company or a Wholly Owned Subsidiary of Company; provided, however, that if as of any date any Person other than Company or a Wholly Owned Subsidiary of Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

     (vii) Indebtedness of Company to a Wholly Owned Subsidiary of Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of Company, in each case subject to no Lien; provided, however, that (a) any Indebtedness of Company to any Wholly Owned Subsidiary of Company is unsecured and subordinated in right of payment, pursuant to a written agreement, to Company's Obligations under the Loan Documents and (b) if as of any date any Person other than a Wholly Owned Subsidiary of Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by Company;

     (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

     (ix) Indebtedness of Company or any of its Subsidiaries in order to finance insurance premiums and other Indebtedness represented by letters of credit for the account of Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements, all in the ordinary course of business and so long as such Indebtedness is not an obligation for money borrowed;

     (x) obligations in respect of performance and surety bonds and completion guarantees provided by Company or any Subsidiary of Company in the ordinary course of business in accordance with customary industry practice in amount and for purposes customary in Company's industry and so long as not an obligation for money borrowed;

     (xi) Indebtedness arising from agreements of Company or a Subsidiary of Company providing for adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets, or a Subsidiary of Company or any of its Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Company and its Subsidiaries in connection with such disposition;

     (xii) Capitalized Lease Obligations and Purchase Money Obligations of Company and its Subsidiaries incurred in the ordinary course of business in an aggregate principal amount not to exceed (a) $25.0 million at any one time outstanding prior to the Conversion Date and (b) $40.0 million at any one time outstanding on and after the Conversion Date;

     (xiii) guarantees of Indebtedness permitted to be incurred under this subsection 6.1;

     (xiv) Refinancing Indebtedness;

     (xv) Acquired Indebtedness; provided, however, that (i) the aggregate principal amount thereof does not exceed $10.0 million at any one time outstanding prior to the Conversion Date and (ii) on and after the Conversion Date, after giving effect to such incurrence, Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with this subsection 6.1;

     (xvi) Contingent Obligations of Company and its Subsidiaries; provided, however, that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall not exceed (a) $10.0 million at any one time outstanding prior to the Conversion Date and (b) $15.0 million at any one time outstanding on and after the Conversion Date; and

     (xvii) additional Indebtedness of Company and its Subsidiaries in an aggregate principal amount not to exceed (a) $15.0 million at any one time outstanding prior to the Conversion Date and (b) $25.0 million at any one time outstanding on and after the Conversion Date.

     Each of the foregoing clauses (i) through (xvii) shall be given independent effect and Indebtedness which may be incurred pursuant to two or more of the foregoing clauses shall be incurrable under each such clause at the option of Company.

     In addition to the foregoing, at any time on or after the Conversion Date, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, Company and the Subsidiary Guarantors may Incur Indebtedness if immediately before and immediately after giving effect to the incurrence of such Indebtedness the Consolidated Fixed Charge Coverage Ratio of Company would be greater than (i) if such incurrence is on or prior to April 1, 2001, 2.25 to 1.0, and (ii) if such incurrence is after April 1, 2001, 2.50 to 1.0.

     6.2. Liens

     Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of Company or any of its Subsidiaries whether owned on the Closing Date or acquired after the Closing Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Loans and Notes, the Loans and Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Loans and Notes are equally and ratably secured, except for (A) Liens existing as of the Closing Date and described on Schedule 6.2 to the extent and in the manner such Liens are in effect on the Closing Date and described on Schedule 6.2; (B) Liens securing the Senior Secured Credit Agreement; (C) on and after the Conversion Date, Liens securing Senior Debt and Liens securing Guarantor Senior Debt (as defined in the Senior Subordinated
Subsidiary Guaranty); (D) Liens securing the Loans and Notes; (E) Liens of Company or a Wholly Owned Subsidiary of Company on assets of any Subsidiary of Company; (F) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Agreement and which has been incurred in accordance with the provisions of this Agreement; provided, however, that such Liens (y) are no less favorable to the Lenders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (z) do not extend to or cover any property or assets of Company or any of its Subsidiaries not securing the Indebtedness so Refinanced; and (G) Permitted Liens.

     6.3. Restricted Payments

     (a) Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of Company) on or in respect of shares of Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment") prior to the Conversion Date. In addition, Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment on and after the Conversion Date, if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with subsection 6.1 of this Agreement or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made on or after the Conversion Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Company earned on or after the Conversion Date and through the last day of the fiscal quarter ending prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by Company from any Person (other than a Subsidiary of Company) from the issuance and sale subsequent to the Conversion Date and on or prior to the Reference Date of Qualified Capital Stock of Company, including the net cash proceeds received by Company upon the exercise, exchange or conversion of Indebtedness or
Disqualified Capital Stock into Qualified Capital Stock; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by Company from a holder of Company's Capital Stock; plus (z) without duplication of amounts included in clause (iii)(w) above, the amount equal to the net reduction in Investments (other than Permitted Investments) made by Company or any of its Subsidiaries on and after the Conversion Date in any Person resulting from repurchases or redemptions of such Investments by such Person, proceeds realized by such Person upon the sale of such Investment to a purchaser who is not an Affiliate of Company and repayments of loans or advances or other transfers of assets by such Person to Company or any Subsidiary of the Company.

     (b) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the acquisition of any shares of Capital Stock of Company, either (i) solely in exchange for shares of Qualified Capital Stock of Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Company) of shares of Qualified Capital Stock of Company; provided, however, that any such net cash proceeds are excluded from clause (iii)(x) of paragraph (a) above; (3) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the acquisition of any Subordinated Indebtedness, either (i) solely in exchange for shares of Qualified Capital Stock of Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Company) of shares of Qualified Capital Stock of Company; provided, however, that any such net cash proceeds are excluded from clause (iii)(x) of paragraph
(a) above; (4) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, repurchases by Company of Common Stock of Company from employees of Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an amount not to exceed (i) $5.0 million prior to the Conversion Date and (ii) $5.0 million in any calendar year and $10.0 million in the aggregate on and after the Conversion Date, plus the aggregate cash proceeds from any reissuance during such calendar year of Common Stock by Company to employees, officers or directors of Company and its Subsidiaries (without duplication of amounts included in clause (iii)(x) of paragraph (a) above); and
(5) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, Investments by Company and its Subsidiaries in an aggregate amount outstanding (i) at any time prior to the Conversion Date not exceeding $10.0 million and (ii) at any time on and after the Conversion Date not exceeding $40.0 million. In determining the aggregate amount of Restricted Payments made on or after the Conversion Date in accordance with clause (iii) of the second sentence in paragraph (a) above, amounts expended pursuant to clauses
(1), (2)(ii), (3)(ii), (4) and (5) shall be included in such calculation (whether or not such amounts were expended prior to or on and after the Conversion Date).

     Not later than the date of making any Restricted Payment, Company shall deliver to Administrative Agent an Officers' Certificate stating that such Restricted Payment complies with this Agreement and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon Company's latest available internal quarterly financial statements.

     6.4. Senior Subordinated Indebtedness

     Neither Company nor any Subsidiary Guarantor shall, directly or indirectly, Incur any Indebtedness (other than pursuant to the Loan Documents, the Exchange Notes, the Take-Out Securities and Indebtedness between Company and its Wholly Owned Subsidiaries) that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Loans and the Notes and the Senior Subordinated Subsidiary Guaranties, as the case may be, to the same extent and in the same manner as such Loans, Notes and Senior Subordinated Subsidiary Guaranties, as the case may be, are subordinated to the Senior Secured Credit Agreement.

     6.5. Restriction on Fundamental Changes

     A. Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Company's assets (determined on a consolidated basis for Company and Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) Company shall be the surviving or continuing corporation or (2) the Person (if other than Company) formed by such consolidation or into which Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Company and of Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental agreement (in form and substance satisfactory to Administrative Agent), executed and delivered to Administrative Agent, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Loans and Notes and the performance of every covenant herein and the payment of any other Obligations; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 6.1 of this Agreement; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause
(i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) Company or the Surviving Entity shall have delivered to Administrative Agent an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, and if a supplemental agreement is required in connection with such transaction, such supplemental agreement, comply with the applicable provisions of this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of Company.

     B. Company shall not permit any Subsidiary Guarantor (other than any Subsidiary Guarantor whose guarantee under the Senior Subordinated Subsidiary Guaranty is to be released in accordance with the terms of this Agreement) to consolidate with or merge with or into any Person other than Company or any other Subsidiary Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes all of the obligations of the Subsidiary Guarantor under its guarantee under the Senior Subordinated Subsidiary Guaranty and the performance of every covenant in the Senior Subordinated Subsidiary Guaranty to be performed or observed; and (iii) the conditions in clause (iii) of subsection 6.5A (with references therein to clause (i)(2)(y) being deemed to be references to clause (ii) of this paragraph) shall have been satisfied.

     6.6. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

     Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to Company or any other Subsidiary of Company; or (c) transfer any of its property or assets to Company or any other Subsidiary of Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Loan Documents, the Senior Subordinated Indenture, the Take-Out Securities, the Exchange Notes or the Senior Secured Credit Agreement, in each case to the extent incurred in accordance with this Agreement; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Closing Date to the extent and in the manner such agreements are in effect on the Closing Date; (6) any restriction or encumbrance contained in contracts for sale of assets permitted by this Agreement in respect of the assets being sold pursuant to such contracts pending the close of such sale, which encumbrance or restriction is not applicable to any asset other than the asset being sold pursuant to such contract; (7) Purchase Money Obligations to the extent permitted to the incurred hereunder for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired; (8) restrictions of the nature described in clause (c) above on the transfer of assets subject to any Lien to the extent permitted to be incurred hereunder imposed by the holder of such Lien; or (9) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to Company in any material respect as determined by the Board of Directors of Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

     6.7. Transactions with Stockholders and Affiliates

     (a) Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions) other than that permitted under clause (b) below involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the disinterested members of the Board of Directors of Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution filed with Administrative Agent stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If Company or any Subsidiary of Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions) other than that permitted under clause (b) below that involves an aggregate fair market value of more than $10.0 million Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with Administrative Agent.

     (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, agents or consultants of Company or any Subsidiaries of Company as determined in good faith by Company's Board of Directors; (ii) transactions exclusively between or among Company and any of the Wholly Owned Subsidiaries of Company or exclusively between or among any of the Wholly Owned Subsidiaries of Company; provided, however, that such transactions are not otherwise prohibited by this Agreement; (iii) any agreement as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to Company or its Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the Closing Date;
(iv) Restricted Payments permitted by this Agreement; (v) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans of Company entered into in the ordinary course of business and approved by the Board of Directors; and (vi) loans and advances to employees and officers of Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $2.0 million at any time outstanding.

     6.8. Subsidiary Stock

     Except for (a) any sale of 100% of the Capital Stock or other equity securities of any of Company's Subsidiaries otherwise in compliance with the provisions of this Agreement, (b) the disposition prior to the Conversion Date of up to 49% of Company's interest in PPS or Express Online otherwise in compliance with the provisions of this Agreement, (c) the disposition on and after the Conversion Date of up to 50% of Company's interest in PPS, and (d) the disposition on and after the Conversion Date of some or all of Company's interest in Express Online (provided that Company shall always retain the right to regain in the future a majority interest in the combined voting power of all securities of Express Online), Company shall not directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of its Subsidiaries and shall not permit any of its Subsidiaries to directly or indirectly issue, sell, assign, pledge or otherwise dispose of any shares of Capital Stock or other equity securities of it or any of its Subsidiaries, except (i) to qualify directors if required by applicable law, (ii) to Company or to a Wholly Owned Subsidiary of Company, and
(iii) Liens in favor of the lenders under the Senior Secured Credit Agreement. Company shall not permit any Subsidiary of Company to issue or sell any shares of Preferred Stock of such Subsidiary other than to Company or Wholly Owned Subsidiary of Company.

     6.9. Business Activities

     From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the business engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by the Requisite Lenders.

     6.10. Asset Sales

     Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless (1) the aggregate of all Asset Sales prior to the Conversion Date (other than dispositions permitted by subsection 6.8(b)) does not exceed $10.0 million, (2) Company or such Subsidiary, as the case may be, receives consideration therefor at the time thereof at least equal to the fair market value at the time of such Asset Sale of the property, assets or stock that is the subject of such Asset Sale, (3) at least 75% of the consideration received therefor by Company or such Subsidiary is in the form of cash or Cash Equivalents, and (4) all of the Net Cash Proceeds in respect thereof are applied by Company or a Subsidiary of Company in accordance with subsection 2.5A(ii)(a).

     6.11. Amendments or Waivers of Certain Documents

     Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, enter into any amendment, modification, supplement or waiver with respect to the Senior Secured Credit Agreement as in effect on the Closing Date that would modify any of the provisions thereof or any of the definitions relating to the provisions thereof in respect of issuances of the Term Notes or the Exchange Notes or in respect of Company's ability to incur Indebtedness in an amount sufficient to repay in full the Obligations and the application of the proceeds therefrom to repay in full the Obligations in a manner adverse to the Lenders.

     6.12. Amendments to Charter Documents

     Company shall not, nor shall it cause or permit any of its Subsidiaries to, amend its certificate of incorporation or bylaws in any respect which could be materially adverse to the interests of the Lenders.


                                   SECTION 7.

                                EVENTS OF DEFAULT


     If any of the following conditions or events ("Events of Default") shall occur:

     7.1. Failure To Make Payments When Due

     Failure to pay any installment of principal of the Loans when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise (whether or not such payment is prohibited by Section 8); or failure to pay any interest on the Loans or any other amount due under this Agreement within (A) prior to the time the Term Loans shall accrue interest as a Fixed Rate Loan, ten days or more after the date due (whether or not such payment is prohibited by Section 8) or (B) on and after the such time as the Term Loans shall accrue interest as a Fixed Rate Loan, 30 days after the date due (whether or not such payment is prohibited by Section 8); or

     7.2 Default in Other Agreements

     Failure of Company or any of its Subsidiaries to pay at final maturity any principal on one or more issues of Indebtedness or Contingent Obligations of the Company or of any of its Subsidiaries (other than Indebtedness referred to in subsection 7.1) after any applicable grace period or a breach or default by the Company or any of its Subsidiaries with respect to any other term of any one or more issues of Indebtedness or Contingent Obligations of the Company or of any of its Subsidiaries or any agreement or instrument evidencing or securing such Indebtedness or Contingent Obligations and such default or breach results in the acceleration of that Indebtedness or Contingent Obligation prior to its stated maturity and, in each case, the principal amount of such Indebtedness or Contingent Obligation and all other such Indebtedness or Contingent Obligations of the Company and its Subsidiaries in respect of which there is a failure to pay principal or which has been so accelerated equals $15.0 million or more; or

     7.3. Breach of Certain Covenants

     Failure of Company to perform or comply with any term or condition contained in subsections 2.5A(ii), 2.5A(iv), 5.1(viii), 5.2 (with respect to corporate existence) or 6.5 of this Agreement; or

     7.4. Breach of Warranty

     Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

     7.5. Other Defaults Under Loan Documents

     Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived within 30 days after the date of written notice from the holder or holders of not less than 25% in aggregate principal amount of the Loans then outstanding of such default; or

     7.6. Involuntary Bankruptcy; Appointment of Receiver, Etc.

     (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed within 60 days of the entry thereof; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

     7.7. Voluntary Bankruptcy; Appointment of Receiver, Etc.

     (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

     7.8. Judgments and Attachments

     Any money judgment, writ or warrant of attachment or similar process involving in any individual case or in the aggregate an amount in excess of $15.0 million (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

     7.9. Dissolution

     Any order, judgment or decree shall be entered against Company or any Subsidiary decreeing the dissolution or split up of Company or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 60 days; or

     7.10. Change in Control

     A Change of Control shall have occurred prior to the Conversion Date.

     7.11. Invalidity of Senior Subordinated Subsidiary Guaranty; Repudiation of Obligations

     At any time after the execution and delivery thereof, (i) the Senior Subordinated Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or (ii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party.

     7.12. Failure to Consummate the Acquisition

     If Company fails to consummate the Acquisition by the close of business on the Closing Date, regardless of fault on the part of Company pursuant to the Definitive Acquisition Documents.

     Then (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan hereunder shall thereupon terminate.

     Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Agents or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.


                                    SECTION 8

                                  SUBORDINATION


     8.1 Obligations Subordinated to Senior Debt of Company

     The Lenders covenant and agree that payments of the Obligations by Company shall be subordinated in accordance with the provisions of this Section 8 to the prior payment in full, in cash or Cash Equivalents of all amounts payable in respect of Senior Debt of Company, whether now outstanding or hereafter created (including any interest accruing subsequent to an event specified in subsection
7.6 or 7.7 whether or not such interest is an allowed claim against Company), that the subordination is for the benefit of the holders of Senior Debt of Company, and that each holder of Senior Debt of Company whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt of Company in reliance upon the covenants and provisions contained in this Agreement.

     8.2 Priority and Payment Over of Proceeds in Certain Events

     A. Subordination on Dissolution, Liquidation or Reorganization of Company. Upon any payment or distribution of assets or securities of Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Debt of Company (including any interest accruing subsequent to an event specified in subsection 7.6 or 7.7 whether or not such interest is an allowed claim enforceable against Company) shall first be paid in full in cash or Cash Equivalents before the Lenders shall be entitled to receive any payment by Company of any Obligations and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of Company of any kind or character, whether in cash, property or securities, to which the Lenders would be entitled except for the provisions of this Section 8 shall be made by Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt of Company or their representatives to the extent necessary to pay all of the Senior Debt of Company to the holders of such Senior Debt of Company.

     B. Subordination on Default on Designated Senior Debt. Upon the maturity of any Designated Senior Debt of Company by lapse of time, acceleration or otherwise, all Designated Senior Debt then due and payable shall first be paid in full in cash or Cash Equivalents before any payment is made by Company or any Person acting on behalf of Company with respect to the Obligations. No direct or indirect payment by Company or any Person acting on behalf of Company of any Obligations whether pursuant to the terms of the Loans or upon acceleration or otherwise shall be made, if at the time of such payment, there exists a default (as defined in the document governing any Designated Senior Debt of Company) in the payment of all or any portion of any Designated Senior Debt of Company and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Debt unless such Designated Senior Debt has been discharged or paid in full in cash or Cash Equivalents in accordance with its terms. In addition, during the continuation of any other default with respect to Designated Senior Debt of Company pursuant to which the maturity thereof may be accelerated, upon the receipt by Administrative Agent of written notice from the agent or representative of the holders of such Designated Senior Debt, no such payment may be made by Company upon or in respect of the Obligations, for a period ("Payment Blockage Period") commencing on the date of receipt of such notice and ending on the earlier to occur of (i) 179 days after receipt of such notice (unless such Payment Blockage Period shall be terminated by written notice to Administrative Agent from such agent or representative) has elapsed, (ii) such default has been cured or waived or has ceased to exist or (iii) such Designated Senior Debt has been discharged or paid in full in Cash or Cash Equivalents in accordance with its terms. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period or successive Payment Blockage Periods with respect to the same payment on the Obligations extend beyond 179 days from the date the payment on the Obligations was due and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this subsection 8.2B, no default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt of Company initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holders or by the agent or other representative of such Designated Senior Debt whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     C.   Rights  and   Obligations   of  the   Lenders.   In  the  event  that,
notwithstanding the foregoing provisions prohibiting such payment or distribution, Administrative Agent or any Lender shall have received any payment on account of any Obligation at a time when such payment is prohibited by this subsection 8.2, then and in such event such payment or distribution shall be received and held in trust for the holders of the Senior Debt of Company and shall be paid over or delivered to the holders of the Senior Debt of Company remaining unpaid to the extent necessary to pay in full in cash or Cash Equivalents all Senior Debt of Company in accordance with their terms after giving effect to any concurrent payment or distribution to the holders of such Senior Debt of Company.

     If payment of the Obligations is accelerated because of an Event of Default, Company shall promptly notify the agent or other representatives for Senior Debt of Company of the acceleration.

     Upon any payment or distribution of assets or securities referred to in this Section 8, the Lenders and Administrative Agent (notwithstanding any other provision of this Agreement) shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Lenders or Administrative Agent for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt of Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

     Administrative Agent shall not at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by Administrative Agent under this Section 8, unless and until Administrative Agent shall have received written notice thereof from Company or one or more holders of the Senior Debt of Company or a representative of any holders of such Senior Debt; and, prior to the receipt of any such written notice, Administrative Agent shall be entitled to assume conclusively that no such facts exist. Administrative Agent shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of the Senior Debt of Company (or a representative thereof) to establish that such notice has been given.

     Company shall promptly give written notice to Administrative Agent and each of the Lenders of any default or event of default under any Senior Debt of Company or under any agreement pursuant to which Senior Debt of Company may have been issued, and, in the event of any such event of default, shall provide to Administrative Agent the names and address of the trustees or other representatives of holders of such Senior Debt of Company.

     With respect to the holders and owners of Senior Debt of Company, Administrative Agent and each Lender undertake to perform only such obligations on the part of Administrative Agent or such Lender, as the case may be, as are specifically set forth in this Section 8, and no implied covenants or obligations with respect to the holders or owners of Senior Debt of Company shall be read into this Agreement against Administrative Agent or the Lenders. Administrative Agent and the Lenders shall not be deemed to owe any fiduciary duty to the holders or owners of Senior Debt of Company or to the agent under the Senior Secured Credit Agreement or any other representative of the holders of the Senior Debt of Company.

     Administrative Agent in its individual or any other capacity may hold Indebtedness of Company (including Senior Debt) with the same rights it would have if it were not Administrative Agent.

     8.3 Payments May Be Paid Prior to Dissolution

     Nothing contained in this Section 8 or elsewhere in this Agreement shall prevent or delay (i) Company, except under the conditions described in subsection 8.2, from making payments at any time for the purpose of paying Obligations, or from depositing with Administrative Agent any moneys for such payments, or (ii) subject to subsection 8.2, the application by Administrative Agent of any moneys deposited with it for the purpose of paying Obligations.

     8.4 Rights of Holders of Senior Debt of Company Not To Be Impaired

     No right of any present or future holder of any Senior Debt of Company to enforce subordination as provided in this Section 8 shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by Company with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing sentence, such holders of Senior Debt of Company may, at any time and from time to time without impairing or releasing the subordination provided in this
Section 8 or the obligations of the Lender hereunder to the holders of Senior Debt of Company, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Senior Debt of Company or otherwise amend or supplement in any manner Senior Debt of Company or any instrument evidencing the same or any agreement under which any Senior Debt of Company is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Debt of Company or fail to perfect or delay in the perfection of the security interest in such property; (iii) release any Person liable in any manner for the collection of Senior Debt of Company; and (iv) exercise or refrain from exercising any rights against Company and any other Person. Each Lender by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Debt of Company and notice of or proof of reliance by any holder or owner of Senior Debt of Company upon this Section 8 and the Senior Debt of Company shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Section 8, and all dealings between Company and the holders and owners of the Senior Debt of Company shall be deemed to have been consummated in reliance upon this Section 8.

     The provisions of this Section 8 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Debt of Company.

     8.5 Subrogation

     Upon the payment in full in accordance with the terms of subsection 8.2 of all amounts payable under or in respect of the Senior Debt of Company, the Lenders shall be subrogated to the rights of the holders of such Senior Debt of Company to receive payments or distributions of assets of Company made on such Senior Debt of Company until the Obligations shall be paid in full in cash or Cash Equivalents to the extent set forth herein; and for purposes of such subrogation no payments or distributions to holders of such Senior Debt of Company of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Section 8, and no payment over pursuant to the provisions of this Section 8 to holders of such Senior Debt of Company by the Lenders, shall, as between Company, its creditors other than holders of such Senior Debt of Company and the Lenders, be deemed to be a payment by Company to or on account of such Senior Debt of Company, it being understood that the provisions of this Section 8 are solely for the purpose of defining the relative rights of the holders of such Senior Debt of Company, on the one hand, and the Lenders, on the other hand. A release of any claim by any holder of Senior Debt of Company shall not limit the Lenders' rights of subrogation under this subsection 8.5.

     If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this Section 8 shall have been applied, pursuant to the provisions of this Section 8, to the payment of all amounts payable under the Senior Debt of Company, then and in such case, the Lenders shall be entitled to receive from the holders of such Senior Debt of Company at the time outstanding the full amount of any such payments or distributions received by such holders of Senior Debt of Company in excess of the amount sufficient to pay all Senior Debt of Company payable under or in respect of the Senior Debt of Company in full in cash or Cash Equivalents in accordance with the terms of subsection 8.2.

     8.6 Obligations of Company Unconditional

     Nothing contained in this Section 8 or elsewhere in this Agreement is intended to or shall impair as between Company and the Lenders the obligations of Company, which are absolute and unconditional, to pay to the Lenders the Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of Company other than the holders of the Senior Debt of Company, nor shall anything herein or therein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 8 of the holders of such Senior Debt of Company in respect of cash, property or securities of Company received upon the exercise of any such remedy.

     The failure to make a payment on account of Obligations by reason of any provision of this Section 8 shall not prevent the occurrence of an Event of Default under Section 7.

     8.7 Lenders Authorize Administrative Agent To Effectuate Subordination

     Each Lender hereby authorizes and expressly directs Administrative Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 8 and appoints Administrative Agent its attorney in fact for such purpose, including, without limitation, in the event of any dissolution, winding up, liquidation or reorganization of Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of Company, the immediate filing of a claim for the unpaid balance of the Obligations in the form required in said proceedings and causing said claim to be approved. If Administrative Agent does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt of Company are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Lenders.


                                   SECTION 9.

                                     AGENTS


     9.1. Appointment

     A. Appointment of Agent. CSFB is hereby appointed as Lead Arranger and Administrative Agent and BT Alex. Brown Incorporated is hereby appointed as Co-Arranger hereunder and under the other Loan Documents, and each Lender hereby authorizes each Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. All obligations of the Lead Arranger and the Co-Arranger hereunder shall terminate and thereafter the Lead Arranger and the Co-Arranger (in such capacities) shall have no obligations or liabilities under any of the Loan Documents.

     9.2. Powers and Duties; General Immunity

     A. Powers; Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. An Agent shall have only those duties and responsibilities that are expressly specified in this Agreement with respect to such Agent and the other Loan Documents. An Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. An Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. No Responsibility for Certain Matters. An Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained in this Agreement to the contrary notwithstanding, an Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

     C. Exculpatory Provisions. None of Agents or any of their respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Such Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) an Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

     D. Agents Entitled to Act as Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

     9.3. Representations and Warranties; No Responsibility for Appraisal of Creditworthiness

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Agents shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agents shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

     9.4. Right to Indemnity

     Each  Lender,  in  proportion  to its Pro Rata Share,  severally  agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as an Agent, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from an Agent's gross negligence or willful misconduct. If any indemnity furnished to such Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  9.5.     Successor Agent

     Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor to such Agent. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, as the case may be, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

     9.6. Subsidiary Guaranties

     Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders and to be the agent for and representative of Lenders under the Senior Subordinated Subsidiary Guaranty, and each Lender agrees to be bound by the terms of the Senior Subordinated Subsidiary Guaranty; provided that Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Senior Subordinated Subsidiary Guaranty without the consent of the Requisite Lenders; provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to release any Subsidiary Guarantor from the Senior Subordinated Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Each Lender agrees to be bound by the subordination provisions of Section 3 of the Senior Subordinated Subsidiary Guaranty as they apply to it. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to enforce the Senior Subordinated Subsidiary Guaranty, it being understood and agreed that all rights and remedies under the Senior Subordinated Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof.

                                   SECTION 10.

                                  MISCELLANEOUS


     10.1. Assignments and Participations in Loans

     A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or in any case its rights or obligations with respect thereto or participations therein or any other interest herein or in any other obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further, that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans or the other Obligations owed to such Lender.

     B. Assignments.

     (i)  Amounts  and  Terms of  Assignments.  Each  Commitment,  Loan or other
Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender or to an Approved Fund, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed); provided that assignment to an Affiliate of the assigning Lender (or an Approved Fund) that would result in increased costs to Company shall also require the prior written consent of Company and such prior written consent of Company shall not be unreasonably withheld and which may be conditioned on the Eligible Assignee agreeing not to require reimbursement from Company of such increased costs; provided, further, that after an Event of Default occurs and is continuing, the consent of Company shall not be required for assignment to an Eligible Assignee. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans or other obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 (except in the event of an Assignment to a Lender or an Affiliate of a Lender) and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto. The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit II or
Exhibit IV annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and/or the assigning Lender.

     (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.7D and 2.8) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5,
(a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. Assignments of Special Purpose Funding Vehicles. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender (a "Granting Lender") may grant to special purpose funding vehicle (an "SPV"), identified as such in writing from time to time by the Granting Lender to Administrative Agent and Company, the option to provide to Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make Company pursuant to this Agreement; provided, (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection 10.1E(i), any SPV may (i) with notice to, but without the prior written consent of, Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender or to any financial institutions (consented to by Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit liquidity enhancement to such SPV. After the date of a grant to any SPV, this section may not be amended without the written consent of such SPV.

     F. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignee and participants), subject to subsection 10.19.

     G. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of or investing in loans such as the Loans; and
(iii) that it will make or invest in its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

     10.2. Expenses

     Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of Agents in connection with the preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all reasonable costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all other actual and reasonable costs and expenses incurred by Agents in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the enforcement of the Senior Subordinated Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

     10.3. Indemnity

     In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, trustee, agents and affiliates of Agents and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

     As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or any enforcement of any of the Loan Documents (including the enforcement of the Senior Subordinated Subsidiary Guaranty) or (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto.

     To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

     10.4. Set-Off

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     10.5. Ratable Sharing

     Administrative Agent agrees that promptly after its receipt of each payment of any interest or premium on or principal of the Loans or Notes from or on behalf of Company or any Subsidiary Guarantor, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective pro rata shares, if any, of such payment.

     Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the
Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     10.6. Amendments and Waivers

     No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans or Notes; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans or Notes or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; makes any change in subsection 2.5A(iv) or in the definition of "Change of Control" or waives performance by Company of any of its obligations under, or consent to any departure from any of the terms or provisions of, subsection 2.5A(iv) after the occurrence of a Change of Control; releases any Subsidiary Guarantor from its obligations under the Senior Subordinated Subsidiary Guaranty; modify the provisions of Section 8 or any of the defined terms related thereto in any manner adverse to the Lenders, in each case other than in accordance with the terms of the Loan Documents; or changes in any manner the provisions contained in subsection 9.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders; provided, further, that no such amendment, modification, termination, waiver or consent shall increase the Commitment of a Lender over the amount hereof then in effect without the consent of such Lender. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 3 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of any Agent shall be effective without the written concurrence of such Agent. No amendment, modification or waiver of Section 8 of this Agreement that adversely affects the rights of a holder of Senior Debt shall be binding on such holder without the prior written consent of such holder. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

     10.7. Independence of Covenants

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

     10.8. Notices

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agents shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and any Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

     10.9. Survival of Representations, Warranties and Agreements

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.7D, 2.8, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall to the extent set forth therein survive the payment of the Loans, and the termination of this Agreement.

     10.10. Failure or Indulgence Not Waiver; Remedies Cumulative

     No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     10.11. Marshalling; Payments Set Aside

     Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.12. Severability

     In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.13. Obligations Several; Independent Nature of Lenders' Rights

     The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.14. Headings

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.15. Applicable Law

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     10.16. Successors and Assigns

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

     10.17. CONSENT TO JURISDICTION AND SERVICE OF PROCESS

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

     (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

     (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS WITH RESPECT TO ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK;

     (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

     (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

     (v) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

     (vi) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

     10.18. WAIVER OF JURY TRIAL

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     10.19. Confidentiality

     Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, if applicable, it being understood and agreed by Company that in any event a Lender may make disclosures to the accountants, auditors, attorneys, and Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any routine compliance examination or examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

     10.20. Counterparts; Effectiveness

     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                        COMPANY:

                        EXPRESS SCRIPTS, INC.

                        By:   /s/ George Paz
                          Title: Senior Vice President and Chief
                                   Financial Officer

                        Notice Address:
                        14000 Riverport Drive
                        Maryland Heights, Missouri 63047

                        AGENTS:

                        CREDIT SUISSE FIRST BOSTON
                        individually and as Lead Arranger and
                        Administrative Agent


                        By:  /s/ Todd C. Morgan
                        Title: Director

                        By:   /s/ Gregory R. Perry
                        Title: Vice President

                        Notice Address:

                        Eleven Madison Avenue
                        New York, New York 10010
                        Attention: Todd Mareen


                        LENDERS:

Commitment: $97,500,000 CREDIT SUISSE FIRST BOSTON

                        By:   /s/ Todd C. Morgan
                        Title: Director

                        By:  /s/ Gegory R. Perry
                        Title: Vice President


Commitment: $52,500,000 BANKERS TRUST CORPORATION


                        By:  /s/ William W. Archer
                        Title: Managing Director